U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                                   Form SB-2/A
                                 Amendment No. 5
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ---------------



                             STELLAR RESOURCES LTD.
                             ----------------------
                 (Name of small business issuer in its charter)


       NEVADA              1000                     98-0373867     333-103364
  ---------------      ------------                -----------     ----------
  State or other     Primary Standard            I.R.S. Employer   SEC File #
  Jurisdiction of    Industrial Classification   Identification
  incorporation      Code Number                 Number
  or organization

  6075 S. Eastern Avenue, Suite 1, Las Vegas, Nevada 89119-3146 (604) 584-1895
  ----------------------------------------------------------------------------
        (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

Approximate date of public registration of securities: As soon as practicable after this registration statement becomes effective.

     If this Form is filed to register additional securities for an Articles of Incorporation pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering[ ]

     If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.[ ]


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
TITLE OF EACH                           PROPOSED       PROPOSED
CLASS OF                                MAXIMUM        MAXIMUM
SECURITIES                              OFFERING       AGGREGATE     AMOUNT OF
TO BE             AMOUNT TO BE          PRICE PER      OFFERING     REGISTRATION
REGISTERED        REGISTERED            SHARE (1)      PRICE (2)      FEE (2)
--------------------------------------------------------------------------------
Common Stock      3,000,000 shares      $0.25          $750,000.00    $69.00
--------------------------------------------------------------------------------

The offering price of $0.25 per share for the selling security holders was estimated for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDIANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

We will not sell these securities until the registration statement becomes effective.

            SUBJECT TO COMPLETION, prospectus dated December 15, 2003
            ---------------------------------------------------------



                             STELLAR RESOURCES LTD.
                        3,000,000 shares of common stock
                   @ $0.25 to be sold by current shareholders

The selling shareholders names in this prospectus are offering all of our shares of common stock offered through this prospectus at $0.25 per share. We will not receive any proceeds from this offering.

Our common stock is presently not traded on any market or securities exchange. The selling security holders are required to offer and sell their securities at a fixed price of $0.25 until such time as the securities become quoted or listed on the OTC Bulletin Board or an exchange, and that the selling security holders may then offer and sell at market prices or in privately negotiated transactions.

STELLAR RESOURCES LTD. is a Nevada corporation now engaged in the business of exploration for diamond deposits in Canada. We are registering a total of 3,000,000 shares of common stock for resale on behalf of our shareholders. The shares to be registered constitute 84.5% of our issued and outstanding stock as of April 30, 2003. We will not receive any of the proceeds from the sale of the shares by the selling shareholders.

No public market for the securities offered currently exists.

This offering represents a registration of some of our issued and outstanding stock on behalf of the shareholders of STELLAR RESOURCES LTD. Owning our common stock involves a high degree of risk and the securities offered hereby are highly speculative. SEE "RISK FACTORS" ON PAGES 6 TO 10 TO READ ABOUT RISKS
                    -------------------------------------------------------
ASSOCIATED WITH OUR BUSINESS. You should carefully consider these risks in
-----------------------------
holding shares of common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. The Securities and Exchange Commission has not made any recommendations that you buy or not buy our shares. Any representation to the contrary is a criminal offence.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.


The date of this prospectus is December 15, 2003.

                             STELLAR RESOURCES LTD.
                                Table Of Contents
                                                                            PAGE


Summary of Prospectus ......................................................  4
Risk Factors ...............................................................  5
  -  We have a limited operating history with no track record on which we can base future projections of our success..........................  6
  -  We have not generated revenue, and we will need additional capital to conduct additional exploration on the Claim Groups.  If we do not obtain enough capital to continue exploration efforts, you could lose all of your investment .....................................  7
  -  Our president lacks experience in gem exploration or extraction, which increases the risk that our operation may fail, and that you may lose your investment. .............................................  7
  -  Mining exploration is highly speculative and frequently non-
     productive; therefore, we cannot provide any assurance that our exploration business will succeed or provide profit....................  7
  -  We have no reserves; and cannot provide any assurance that we will find or profitably produce a viable mine...............................  8
  -  We have the right to explore the Alces and Beatton claims, and our entire success depends upon producing economically viable results from these claims .............................................  8
  -  Government regulations might increase our liability or delay our operations.............................................................  9
  -  We can provide investors no guarantee..................................  9
  -  There is no public trading market for our stock, so you may be unable to sell your shares.  Should a public trading market develop, the market price could decline below the amount you paid for your investment....................................................  9
  -  If The Selling Shareholders Sell a Large Number of Shares All At
     Once Or In Blocks, The Market Price Of Our Shares Would Most Likely
     Decline................................................................  9
  -  Penny Stock Rules May Limit the Ability to Sell The Stock.............. 10
  -  Substantial Doubt About Our Ability To Continue As A Going Concern..... 10
Use of Proceeds ............................................................ 11
Determination of Offering Price ............................................ 11
Dilution ................................................................... 11
Selling Securityholders .................................................... 11
Plan of Distribution ....................................................... 13
Legal Proceedings .......................................................... 16
Directors, Executive Officers, Promoters and Control Persons................ 16
Security Ownership of Certain Beneficial Owners and Management.............. 18
Description of Securities .................................................. 19
Interest of Named Experts and Counsel ........................ ............. 20
Disclosure of Commission Position of Indemnification for Securities
Act Liabilities ............................................................ 20
Organization Within Last Five Years ........................................ 21
Description of Business .................................................... 22
Glossary ................................................................... 24
Description of Property & Physical Location................................. 25
Competition................................................................. 36
Market...................................................................... 39
Available Information ...................................................... 39
Audit Committee............................................................. 40
Plan of Operation........................................................... 40
Operational Milestone....................................................... 43
Certain Relationships and Related Transactions ............................. 43
Market for Common Equity and Related Stockholder Matters ................... 45
Stock Option Grants......................................................... 46
Executive Compensation ..................................................... 46
Financial Statements ....................................................... 46
Changes in and Disagreements with Accountants .............................. 47
Recent Sales of Unregistered Securities..................................... 48
Exhibits.................................................................... 49
Undertakings................................................................ 49
Signatures.................................................................. 51
Power of Attorney........................................................... 52

                             STELLAR RESOURCES LTD.
                             ----------------------

                                     Summary

All amounts set forth in the Prospectus are stated in U.S. dollars, unless
--------------------------------------------------------------------------
otherwise indicated as an amount expressed in Canadian dollars.
---------------------------------------------------------------

We were formed as a corporation under the laws of the State of Nevada on April 9, 1999 as V.I.P.C. COM. On January 6, 2003, we changed our name from V.I.P.C. COM to Stellar Resources Ltd., reflecting our decision to focus our business efforts on resource property exploration activities. Our executive offices are located at 151-10090 152nd Street, Suite 401, Surrey, B.C. V3R 8X8 and our telephone number is (604) 584-1895. Our registered office is located at 6075 S. Eastern Avenue, Suite 1, Las Vegas, Nevada, 89119-3146.

We have recently secured, through an option agreement dated June 28, 2002, the right to acquire a 50% interest in two land packages totalling 197 units, or 4,925 hectares, in the Fort St. John area of British Columbia. We may exercise the option by making cash payments totalling (Canadian) $10,000 on the Beatton & Alces claim groups ("Claim Groups"). To date, we have paid in full (Canadian) $10,000 to Diamant Resources Ltd. a private Canadian company and owners of the Claim Groups to fully earn our 50% interest.


Exploration of the Claim Groups has resulted in the discovery of G9 pyrope garnets and chrome diopsides, both of which are minerals that indicate the potential presence of diamonds on the properties.


We are an exploration-stage company, and cannot give you assurance that commercially viable diamond deposits exist on the Beatton and Alces properties. Extensive exploration and sampling of rock from the Claim Groups will be required before we can make an evaluation as to the economic feasibility of developing or finding valuable diamond deposits on these Claim Groups. We have not, as yet, identified any diamonds on the properties. Our proposed exploration program is designed to search for diamonds in commercially exploitable quantities.


The purpose of this offering is to register 3,000,000 of the 3,568,220 issued and outstanding shares of our common stock for the benefit of our selling security holders. The selling security holders currently own 3,000,000 of the issued 3,568,220 shares, constituting 84.60% of our issued and outstanding stock as of October 31, 2003.


We will not realize proceeds as a result of this offering being declared effective. We estimate that offering expenses will total approximately USD $20,000, including legal, accounting, printing, and related costs.

Our securities are not listed on any national exchange or the NASDAQ stock market. Further, we cannot provide any assurance that, following the registration of the shares being offered in this registration statement, that any shares registered in this offering can be sold.

The selling shareholders will sell our shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.

                       SUMMARY OF SELECTED FINANCIAL DATA
                       ----------------------------------


Balance Sheet Data (USD)                October 31, 2003
------------------------
Cash                                        $  3,002
Total Assets                                $  3,002
Liabilities                                 $ 72,265
Total Stockholders' Equity
(deficiency)                                $(69,263)


Statement of Operations
-----------------------


                       From Incorporation on April 9, 1999
                              For the period ended
                                October 31, 2003

Revenue                      $NIL                         $NIL
Net Income/Loss           ($159,496)                    ($57,770)


On June 28, 2002 we secured through an option agreement with Diamant Resources Ltd. the right to acquire a 50% interest in two land packages (197 units, or 4,925 hectares), in the Fort St. John Area of British Columbia.

Our President Andrew Reid and our Secretary Treasurer, Michael Rezac are both directors and shareholders of Diamant Resources Ltd.


                                  RISK FACTORS
                                  ------------

THE FOLLOWING SECTION DISCUSSES CERTAIN RISKS ASSOCIATED WITH MAKING AN INVESTMENT IN OUR COMMON STOCK BEING OFFERED HEREBY. YOU SHOULD READ THIS
SECTION VERY CAREFULLY BEFORE MAKING ANY INVESTMENT.

1.   Our Management may spend as little as 4 hours per week of company business.
--------------------------------------------------------------------------------

Because our Management have other financial and business interest to which a significant amount of time is devoted, as a result, they may spend as little as 4 hours per week on business relating to our company. This may pose conflicts of interest with regard to allocation of their time and efforts and less likely our business plans will succeed.

2.   There can be no assurance that we will resolve all conflicts of interest in
--------------------------------------------------------------------------------
our favour. Failure by management to conduct business in our best interest may
------------------------------------------------------------------------------
result in liability of our management.
--------------------------------------

Our Management owns directly and indirectly 7% of our common stock, and own, directly and indirectly 46.6% of Diamant's common stock, they are in a position to control, or, at the least, influence the election of our directors and are able to influence the operation of our business. However, there can be no assurance that we will resolve all conflicts of interest in our favour. Failure by Management to conduct business in our best interest may result in liability of our management under the terms of the Option Agreement with Diamant, and any future transactions with Diamant, which may not be as favourable to us as a transaction that is negotiated with an unrelated third party.


3.   We have experienced operating losses since inception to October, 2003 and
------------------------------------------------------------------------------
there is uncertainty concerning our ability to continue operations as a going
-----------------------------------------------------------------------------
concern.
--------

We have experienced a total loss of USD ($159,469) since our inception on April 9, 1999. We are in the very early stages of exploration activities and could fail before ever generating any revenue. We will probably incur net losses for the foreseeable future as we will incur significant expenses associated with the exploration of the Claim Groups. We cannot represent that we will ever operate profitably or provide a return on your investment in the future. We cannot assure you that our project will be fully developed or can be successfully marketed or that we will ever achieve significant revenues or profitable margins.

4.   We have a limited operating history with no track record on which we can
-----------------------------------------------------------------------------
base future projections of our success.
---------------------------------------

We were incorporated on April 9, 1999 as a technology orientated company. As of June 5, 2002, we diversified and are now focusing on the exploration of diamond properties in Canada. We have, since June 2002, acquired our principal asset, which is an option to explore two Claim Groups in the Fort St. John region of British Columbia, Canada. We have only a limited operating history upon which an evaluation of our future prospects can be made. Our ability to achieve and maintain profitability is highly dependent upon a number of factors including:

     The uncertain profitability from potential mining activity on the Claim Groups;

     Our ability to successfully explore and develop diamond properties in the future;

     Our ability to generate revenues; and

     Our ability to control exploration costs.

We cannot represent that we will be successful in generating revenue or achieving positive cash flow in the future, and any such failures could cause us to cease operations, resulting in the loss of your entire investment.

5.   We have not generated revenue, and we will need additional capital to
--------------------------------------------------------------------------
conduct additional exploration on the Claim Groups. If we do not obtain enough
------------------------------------------------------------------------------
capital to continue exploration efforts, you could lose all of your investment.
-------------------------------------------------------------------------------


We have not, to date, generated any revenue from operations and will need additional capital to conduct additional exploration on the Claim Groups. The cost of our planned exploration activities in Phase 2 is Canadian) $102,000. As of the date of this offering, we do not have sufficient capital to engage in exploration activities, and no sources for financing other than offerings similar to this one, from which we are receiving none of the proceeds. The extent to which we will be able to implement our exploration for minerals will be determined by our ability to engage in other offerings of equity securities and/or debt securities. Without additional capital, we wil have to either curtail our business plan, or abandon it altogether.

As at October 31, 2003, we had cash on hand of USD $3,002. accordingly, we will require additional financing in order to continue with our exploration of the Claims Groups.

We do not presently have in place any agreements for additional financing and we can provide no assurance that such funding will be available on terms acceptable to us. If we lose our interest in the Claims Groups due to our failure to raise sufficient funding, there is a substantial risk that our business will fail. Further, you may find your investment diluted if we have to enter into a joint venture or other such business/financial arrangements in order to maintain our interest in the Claims Groups.

6.   Our president lacks experience in gem exploration or extraction, which
---------------------------------------------------------------------------
increases the risk that our operation may fail, and that you may lose your
--------------------------------------------------------------------------
investment.
-----------

Our president, Andrew Reid, has had only limited direct experience in the management or operation of any mineral exploration or extraction business. His lack of direct experience may make us more vulnerable than others to certain risks, and it may also cause us to be more vulnerable to business risks associated with errors in judgment that could have been prevented by more experienced management. Andrew Reid's lack of experience in the mineral exploration and extraction industry could cause us to lose money, and therefore could cause you to lose some or all of your investment.

Andrew Reid intends to rely on the advice of Jon Stewart, our director and a mining engineer, as well as various geological and engineering consultants, in connection with management decisions concerning exploration of the Claim Groups.

7.   Mining exploration is highly speculative and frequently non-productive;
----------------------------------------------------------------------------
therefore, we cannot provide any assurance that our exploration business will
-----------------------------------------------------------------------------
succeed or provide a profit.
----------------------------

Mining exploration and extraction is highly speculative, frequently non-productive, and involves a high degree of risks, including, without limitation, unforeseen geological formations, cave-ins, environmental concerns and personal injury. Such risks can be considerable and may add unexpected expenditures or delays to our plans. We are in the very early exploration stages. We cannot provide any assurance that our efforts will be successful, and that any potential production will be identified, or that if potential production is identified, that it will be profitable when produced. Moreover, an extended period of time may be needed to develop the Claim Groups.

We cannot be assured that we will discover diamonds on the Claim Groups. Our planned exploration program may indicate that our properties do not contain diamonds. Should this determination be made, further exploration will be unfeasible and we may decide to abandon exploration efforts on the properties.

We intend to rely on professionals such as geologists, geophysicists, and engineers to determine whether to continue exploration work on the Claim Groups. These consultants generally rely upon scientific estimates and economic assumptions, which, in some cases, may not be correct, and could result in our expenditure of substantial amounts of money on our project before it can be determined whether or not the project contains economically recoverable gems. We are not able to determine at present the extent to which such risks may adversely affect our exploration program. We cannot represent that our exploration project will ultimately be successful or profitable.


8.   We have no reserves; and cannot provide any assurance that we will find or
--------------------------------------------------------------------------------
profitably produce a viable mine.
---------------------------------

In October, 2002, we completed a geological report that has established kimberlitic indicator mineralization exists on the Claim Group. However, this should not be construed as a guarantee. We are not certain whether we can generate revenues or profits from these two claims. The economic viability of a resource property cannot be determined until further extensive exploration has been conducted. Although work by prior individuals has indicated that diamonds may be discovered on the Claim Groups, we cannot confirm from prior exploration the extent, if any, of such claims. However, we believe that prior work on the property suggests the potential existence of diamonds to warrant further exploration of the Claim Groups. However, we cannot provide any assurance to you that reserves exist on the properties, nor can we provide any assurance that either you or we will realize any revenue from these properties.


9.   We have the right to explore the Alces and Beatton claims, and our entire
------------------------------------------------------------------------------
success depends upon producing economically viable results from these claims.
-----------------------------------------------------------------------------

We currently have rights, to explore the Claim Groups. Under the terms of the Option Agreement, we made a payment of (Canadian) $5,000.00 and have expended funds for the creation of a full geological report on the property. A further payment of (Canadian) $5,000.00 was due on July 30, 2003 to further secure our interest in the Option Agreement. As of July 11, 2003, the (Canadian) $5,000 due to further secure our interest in the Option Agreement to acquire an undivided 50% right, title and interest in and to the properties, have been satisfied. At present, our success depends entirely upon our ability to identify and extract diamonds from these properties on a profitable basis. This lack of diversification into other industries or mineral properties which may make the results of our operations more vulnerable than they would be if we operated in more than one industry, or owned or controlled additional mineral or gem properties.

10.   Government regulations might increase our liability or delay our
----------------------------------------------------------------------
operations.
-----------

Our exploration operations will be subject to substantial government regulation, including local, provincial and federal laws concerning mine safety, land use and environmental protection. We will have to comply with all local, provincial and federal requirements regarding exploration operations, public safety, employee health and safety, use of explosives, air quality, water pollution, noxious odour, noise and dust controls, reclamation, solid waste, hazardous waste and wildlife as well as laws protecting the rights of other property owners and the public. Although we believe that we will be, or will attempt to be, in substantial compliance with all regulations regarding our mineral claims, failure to comply could materially increase our liabilities by way of substantial penalties, fees and expenses. These regulations could also significantly delay or completely shut down future operations. Also, we will have to obtain and comply with local, provincial and federal permits, including waste discharge requirements, other environmental permits, use permits, plans of operation and other authorizations. Obtaining these permits can be very costly and may take significant amounts of time. Although we do not foresee material problems or delays, no assurances can be given that we can obtain, either in a timely manner or at all, the necessary permits to commence exploration activities.

We can provide investors no guarantee that our geologists will obtain, discover and/or eventually produce viable diamond indicator mineral samplings.

11.  There is no public trading market for our stock, so you may be unable to
-----------------------------------------------------------------------------
sell your shares. Should a public trading market develop, the market price could
--------------------------------------------------------------------------------
decline below the amount you paid for your investment.
------------------------------------------------------

There is currently no public trading market for our common stock, and we can provide no assurance that a market will ever develop. If a public trading market for our stock does not develop, it will be very difficult, if not impossible, for you to resell your shares in a manner that will allow you to recover, or realize a gain on, your investment. Even if a public trading market does develop, the market price could decline below the amount you paid for your investment, taking into account several factors: (a) actual or anticipated variations in our results of operations; (b) our ability or inability to generate new working capital; increased competition; and conditions and trends in the mining industry.

12.  If The Selling Shareholders Sell a Large Number of Shares All At Once Or In
--------------------------------------------------------------------------------
Blocks, The Market Price Of Our Shares Would Most Likely Decline.
-----------------------------------------------------------------

The shareholders of the 3,000,000 common shares mentioned herein are not restricted in the price they can sell the common stock if our shares begin trading on the NASD OTC Bulletin Board. Should a market develop, common shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Hence, the offer or sale of a large numbers of shares at any price may cause the market price to fall. The outstanding share of common stock covered by this prospectus represents approximately 84.5% of the common shares outstanding as of the date of this prospectus.

13.  Penny Stock Rules May Limit the Ability to Sell The Stock.
---------------------------------------------------------------

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. "Penny Stock" rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, that is, generally those with assets in excess of (USD) $1,000,000 or annual income exceeding (USD) $200,000 or (USD) $300,000 together with a spouse. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our shares of common stock. The market price of our shares could likely suffer as a result.

14.  Substantial Doubt About Our Ability To Continue As A Going Concern
-----------------------------------------------------------------------

The notes to our financial statements included in this registration statement indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Our continuance of operations is contingent on raising additional working capital through advances from certain significant shareholders, which will form the primary source of short-term funding for us during the next 12 months, although no firm commitment has been made for further investment to date.

Forward-Looking Statements
--------------------------

This registration statement contains forward-looking statements, the accuracy of which involves risks and uncertainties. Words such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions are used to identify forward-looking statements. Our actual results are likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us that are described in this Risk Factors section, and elsewhere in this registration statement.

Currency Exchange Between United States and Canadian Dollars
------------------------------------------------------------

While our financial statements are reported in United States dollars, a significant portion of our business operations is conducted in Canadian dollars. In order to provide you with a better understanding of these operations discussed in the section entitled "Description of Business", we provide the following summary regarding historical exchange rates between these currencies:


Since June 1, 1970, the government of Canada has permitted a floating exchange rate to determine the value of the Canadian dollar as compared to the United States dollar. On October 9, 2003, the exchange rate in effect for Canadian dollars exchanged for United States dollars, expressed in terms of Canadian dollars was 1.3399. This exchange rate is based on the noon buying rates in New York City for cable transfers in Canadian dollars, as certified for customs purposes by the Federal Reserve Bank of New York. For the past 15 full calendar months, the following exchange rates were in effect for Canadian dollars exchanged for United States dollars, calculated in the same manner as above:


         Time Period                         Low - High
        ----------------                   ---------------
     Month ended August 31, 2002          $1.5523 - $1.5963
     Month ended September 30, 2002       $1.5545 - $1.5863
     Month ended October 31, 2002         $1.5607 - $1.5943
     Month ended November 30, 2002        $1.5528 - $1.5904
     Month ended December 31, 2002        $1.5478 - $1.5800
     Month ended January 31, 2003         $1.5220 - $1.5750
     Month ended February 28, 2003        $1.4840 - $1.5297
     Month ended March 31, 2003           $1.4628 - $1.4944

     Month ended April 30, 2003           $1.4334 - $1.4785
     Month ended May 31, 2003             $1.3446 - $1.4223
     Month ended June 30, 2003            $1.3342 - $1.3758
     Month ended July 31, 2003            $1.3354 - $1.4163
     Month ended August 31, 2003          $1.3805 - $1.4072
     Month ended September 30, 2003       $1.3470 - $1.3918
     Month ended October 31, 2003         $1.3040 - $1.3451



                                 USE OF PROCEEDS
                                 ---------------

All proceeds from the sale of the common shares by the selling security holders will go to the selling security holders who offer and sell their shares. We will not receive any proceeds from the sale of the common shares by the selling security holders.


                         DETERMINATION OF OFFERING PRICE
                         -------------------------------

The selling shareholders are required to sell our shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.


                                    DILUTION
                                    --------

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.


                            SELLING SECURITY HOLDERS
                            ------------------------


We propose to register 3,000,000 common shares for sale by our selling security holders. The shares to be registered would constitute 84.08% of our issued and outstanding common shares as of October 31, 2003.


We believe that each selling security holder possesses sole voting and investment power with respect to all of the shares of common stock owned by such person, subject to community property laws where applicable.


Based on information provided to us by each selling security holder, the following table shows, as of October 31, 2003:

The following table provides as of October 31, 2003, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:


     1.   the number of shares owned by each prior to this offering;
     2.   the total number of shares that are to be offered for each;
     3. the total number of shares that will be owned by each upon completion of the offering;
     4.   the percentage owned by each upon completion of the offering; and
     5. the identity of the beneficial holder of any entity that owns the shares
     6.   ("*") Diamant Shareholders and Management

                                 Total Number
                                 Of Shares To     Total Shares    Percentage of
                                 Be Offered For   to Be Owned     Shares Out-
Name Of          Shares Owned    Selling          Upon            standing at
Selling          Prior To This   Shareholders     Completion Of   Commencement
Stockholder      Offering        Account          This Offering   of Offering
--------------------------------------------------------------------------------

Todd Kennedy       142,000         142,000            Nil             3.98%
Lynn Grosutti      144,000         144,000            Nil             4.04%
Rodrigo Mora       149,000         149,000            Nil             4.18%
Silas Layton       150,000         150,000            Nil             4.21%
John Rescigno      147,000         147,000            Nil             4.12%
Nova Hanen         148,000         148,000            Nil             4.15%
Brian Fiddler       50,000          50,000            Nil             1.39%
Meighan Scott      100,000         100,000            Nil             2.80%
*Alyssa Laing      158,000         158,000            Nil             4.43%
Simon Williams     147,500         147,500            Nil             4.14%
Gilbert Williams   100,000         100,000            Nil             2.80%
Kris Laudien       142,800         142,800            Nil             4.00%
Alisa Minello      149,000         149,000            Nil             4.18%
Sam Cochrane       155,000         155,000            Nil             4.35%
Ronald Jones       162,000         162,000            Nil             4.55%
Rosemary Magonya   116,000         116,000            Nil             3.25%
Karen Liu          152,000         152,000            Nil             4.26%
Luigi Rispoli      146,200         146,200            Nil             4.10%
Unionashton Mgt.    75,000          75,000            Nil             2.09%
Battistino Fornero 151,500         151,000            Nil             4.25%
Russell Day        193,800         155,000            38,800          4.65%
Dan Hutchinson     160,000         160,000            Nil             4.49%

*  Shareholder of Diamant Resources Ltd.


The named parties beneficially own and have sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assume that all shares offered are sold. The percentages are based on 3,568,220 shares of common stock outstanding on October 31, 2003.


The selling shareholders may not actually sell all of the securities being offered.

To our knowledge, none of the selling shareholders:
---------------------------------------------------

     (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

     (2)  has ever been one of our officers or directors.

     (3)  have no family relationship.


                              PLAN OF DISTRIBUTION
                              --------------------

We propose to offer the shares of common stock held by the selling security holders, as described in this registration statement, at no cost to the selling security holders. The shares of common stock were acquired by the selling security holders in private placement transactions.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

     1. On such public markets or exchanges as the common stock may from time to time be trading;
     2.   In privately negotiated transactions;
     3.   Through the writing of options on the common stock;
     4.   In short sales; or
     5.   In any combination of these methods of distribution.

The selling shareholders are required to sell our shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with our common stock;

     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

     * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties
     * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
     * contains a toll-free telephone number for inquiries on disciplinary actions;
     * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

     *    with bid and offer quotations for the penny stock;
     * the compensation of the broker-dealer and its salesperson in the transaction;
     * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

NO PUBLIC MARKET CURRENTLY EXISTS FOR SHARES OF STELLAR'S COMMON STOCK
----------------------------------------------------------------------

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of our common stock may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. Further, each selling security holder will be subject to the applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling security holders. We will make copies of this registration statement available to the selling security holders and will inform them of the need for delivery of copies of this registration statement to purchasers at or prior to the time of any sale of the shares.

We will, file a supplement to this registration statement, if required by Rule 424(b) of the Securities Act upon being notified by a selling security holder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker-dealer. Such supplement will disclose: - the name of each such selling shareholder and the participating broker-dealer, - the number of shares involved, - the price at which such shares were sold, - the commissions paid or discounts or concessions allowed to such broker-dealer, where applicable, - that such broker-dealer did not conduct any investigation to verify the information set out or incorporated by reference in this registration statement, and other facts material to this transaction.

We will bear all costs, expenses and fees in connection with this registration of common stock. The selling security holders will bear all commissions, discounts, if any, attributable to the sales of the common stock. The selling security holders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of common stock against certain liabilities, including liabilities arising under the Securities Act.

The shares of common stock represented by the offering are being registered pursuant to Section 12 of the Exchange Act of and Section 5 of the Securities Act, for which an exemption from registration as provided in Section 3 and
Section 4 are not available.


                                LEGAL PROCEEDINGS
                                -----------------

We are not currently a party to any pending legal proceeding or litigation and the Claim Groups are not the subject of any pending legal proceeding. Further, our officers and directors know of no legal proceedings against us, or our property contemplated by any governmental authority.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
          ------------------------------------------------------------

The following table sets forth the name, age and position of each director and executive officer of STELLAR:

Dates          Name                    Age         Position

June 02 to     Andrew Reid             26          President, Chief
Present                                            Financial Officer
                                                   and Director

June 02 to     Michael Rezac           28          Sect./Treasurer,
Present                                            Director

June 02 to     Jon Stewart             68          Director
Present

Andrew Reid
-----------

Andrew Reid, our President, Chief Financial Officer and a director, helped provide, administration and secretarial support since our formation in April 1999 He also helped influence our executive development and financial management progression. Andrew Reid lacks professional training or technical credentials in the exploration, development and operations of mines. He will hold office for a term of one year or until the next annual meeting of shareholders where he can sit for re-election, or until his successor has been duly elected and qualified or until his resignation or removal. The officers hold their positions at the pleasure of the board. At present, we have no employment contract in place with Andrew Reid. Andrew Reid anticipates spending approximately four hours per week of his time on our business.

Andrew Reid completed his studies in New Media at the Vancouver Film School in 1996 and completed his studies mainly in Business Marketing and Graphic Designs. Since graduation, he has worked for Palmer Jarvis Advertising - September 1996 to August 1998; Populuxe Digital Media - September 1998 to April 1999; Angus Reid Group, from May 1999 to May 2000; and from May 2000 to the present time with a private Canadian company, Vision Critical Communications Inc ("VCCI"). He is the President and owner of VCCI and has extensive duties with them. Andrew Reid is also an active club member of "New Media B.C Organization" ("the Club") is a non-profit association, whose vision is to build British Columbia ("B.C.") as a centre for new media excellence in the digital/ interactive industry, through networking events, special interest group seminars, advocacy work and marketing. Andrew Reid participation as a club member is totally voluntarily and does not receive remuneration of any kind for time spent at this Club.

From October 2001 to present, Andrew Reid became the President and a Director of a privately held Canadian mineral exploration company, Diamant Resources Ltd.

Michael Rezac
-------------

Michael Rezac, our Secretary, Treasurer and a director, helped provide support since our formation in April 1999, and took his position as a director in June 2002. Even though Michael Rezac lacks the professional training or technical credentials in the exploration, development and operations of mines, he has been the "key" to most of our accomplishments to date, which is due to his efforts and ability to help raise the majority of our working capital. He will serve as director until the next annual meeting of our shareholders where he can either sit for re-election or until his successor has been duly elected and qualified, or until his resignation or removal. The officers will hold their positions at the pleasure of the board. At present, we have no employment contract in place with Michael Rezac. He anticipates spending no fewer than four hours per week of his time to help with the progression of our business.

Since 1998 till present, Michael Rezac worked and continues to work, as a cabinet installer for Eric Sadie. From October 2001 to present, Michael Rezac became a director and officer of a privately held Canadian mineral exploration company, Diamant Resources Ltd.

Jon Stewart
-----------

Jon Stewart was elected to our board of directors on June 5, 2002. He will serve until the next annual meeting of our shareholders where he can either sit for re-election or until his successor has been duly elected and qualified, or until his resignation or removal.

Jon Stewart graduated as a Mining Engineer from Colorado School of Mines in 1983, and is a Member of the Society of Mining Engineers and American Institute of Mining Metallurgical Petroleum Engineers. He has over 48 years of experience in the mineral exploration and resource industry. Jon Stewart has worked in the mining engineering field with various corporations in various countries, provinces and states such as Venezuela, northern Africa, South Carolina, California, Arizona, Saskatchewan, Alberta and British Columbia. He was also involved in acquisitions and joint venture exploration for oil and gas, gold and base metals. Since 1990, he has worked as a Consultant for: - Rhyolite Gold

Inc.- where he assisted Rhyolite in marketing silica to Phelps Dodge; Golden Sunset Mining & Milling LLC - Jon Stewart was involved in several activities within this organization, including satellite imaging, claim acquisition and grass roots diamond exploration; - Jon Stewart was instrumental in marketing silica/sand to Turf Paradise in Phoenix Arizona when they reconditioned their Track surface; He was also instrumental in the marketing of silica/sand to Duke Energy and El Paso Natural Gas for their pipeline feeder beds. Jon Stewart was employed and has also acted as a director and vice-president of Aquarius Resources Ltd., a reporting Alberta, Canada corporation, from 1973 to 1980; as president/chairman of Rhyolite Resources Inc., a reporting British Columbia, Canada mineral exploration company, from 1980 to 1989; and since 1990 to present works as a self-employed engineering consultant. He has been involved in several activities within our Company, including, satellite imaging, claim acquisition and grass roots diamond exploration.


Term of Office
--------------

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until resignation or removal from office in accordance with our by-laws. Our officers are appointed by our board of directors and hold office until removed by the board.


Significant Employees
---------------------

We have no significant employees other than the officers and directors described above.


Conflicts of Interest
---------------------

Our Management team have other financial and business interests to whom a significant amount of time is devoted which may pose conflicts of interest with regards to allocation of their time and efforts. Andrew Reid and Michael Rezac, two of our directors, both individually own 1,400,000 common shares (23.3%)of Diamant. Both directors of Diamant together with the shareholders of Diamant, granted us an option for an undivided 50% right, title and interest in and to property located in the Fort St. John area of British Columbia, Canada. There can be no assurance that our management will resolve all conflicts of interest in our favour. Our failure to conduct our business in its best interest may result in liability of our management and you could loose your financial investment.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
         --------------------------------------------------------------


The following table sets forth, as of October 31, 2003, our outstanding common stock owned of record or beneficially by each executive officer and director and by each person who owned of record, or was known by us to own beneficially, more than 5% of our common stock, and the shareholdings of all executive officers and directors as a group. Each person has sole voting and investment power with respect to the shares shown.


                                                    Amount of
Title of      Name and address                      beneficial     Percent
Class         of beneficial owner                   ownership      of class
-----------------------------------------------------------------------------
Common        Andrew Reid                            100,671         2.82%
Stock         President, Chief Financial
              Officer and Director
              2411 West 1st Avenue
              Vancouver, British Columbia
              V6R 1G5

Common        Michael Rezac                          120,805         3.39%
Stock         Secretary/Treasurer
              and Director
              201 - 454 West 12th Street
              Vancouver, British Columbia
              V6R 2T3

Common        Jon Stewart                              NIL              0%
Stock         Director
              18300 S. Hwy. 80
              Arlington, Arizona
              85322

Common        Russell Day                            193,800         5.43%
Stock         28 Cravendale Avenue
              Nelson, Lancashire,England

Common        All Officers and Directors             221,476         6.21%
Stock         as a Group that consists of
              three people


The percent of class is based on 3,568,220 shares of common stock issued and outstanding as of October 31, 2003.



                            DESCRIPTION OF SECURITIES
                            -------------------------

General
-------

Our authorized capital stock consists of 200,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock
------------


As of October 31, 2003, there were 3,568,220 shares of our common stock issued and outstanding that are held by 35 stockholders of record.


Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder's vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A Vote by the holders of a majority of our outstanding shares are required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy
---------------

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants
-----------------------

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options
-------

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities
----------------------

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.


                      INTEREST OF NAMED EXPERTS AND COUNSEL
                      -------------------------------------

No expert or counsel whose services were used in the preparation of this Form SB-2 was hired on a contingent basis or will receive a direct or indirect interest in our common stock.

Legal Matters
-------------

The validity of our shares of common stock offered hereby has been passed upon by the Law Offices of Harold P. Gewerter, Esq., Ltd. of 228 South Fourth Street, Suite 101, Las Vegas, Nevada 89101.

Experts
-------

Our audited financial statements as of July 31, 2003, and 2002 and for the years ended July 31, 2003 and 2002 and for the period from April 9, 1999 (inception) to July 31, 2003, were audited by LaBonte & Co., Chartered Accountants, our independent auditors, as stated in their report appearing herein, and have been included in this registration statement in reliance upon the report of LaBonte & Co. given their authority as experts in accounting and auditing.


            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
            --------------------------------------------------------
                           SECURITIES ACT LIABILITIES
                           --------------------------

Our Articles of Incorporation provide that we will indemnify our officers and directors to the full extent permitted by Nevada state law. Our by-laws provide that we will indemnify and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a director or officer or is or was serving at our request as a director, officer, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and

Exchange Commission ("Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless, in the opinion of our legal counsel, that the matter has been settled by a controlling precedent, submit the question of whether such indemnification is against public policy to court or appropriate jurisdiction. We will then be governed by the court's decision.


                       ORGANIZATION WITHIN LAST FIVE YEARS
                       -----------------------------------

We were incorporated under the laws of the state of Nevada on April 9, 1999 for the purpose of developing visual interactive telephone systems and a dual monitor single video card display technology. We abandoned this business plan in June 2002 due to general market conditions in the high technology sector.

In June 2002, our management decided to focus business efforts on the exploration of diamond properties within Canada. On June 28, 2002 we entered into an agreement with Diamant Resources Ltd., a private British Columbia company, whereby it granted us the exclusive option to acquire a 50% interest in certain mineral claims located in the Fort St. John area of British Columbia.

On January 6, 2003, we changed our name from V.I.P.C. COM to Stellar Resources Ltd to reflect our change in business direction.

We were organized by Andrew Reid and Michael Rezac, who were both elected as directors and executive officers in June 2002, and Jon Stewart as a director. Andrew Reid and Michael Rezac are also directors and officers of Diamant Resources Ltd., a private Canadian company and individually own directly and indirectly 1,400,000 (23.3%) of Diamant's common stock (23.3% x 2 =46.6%).

Andrew Reid subscribed for @ $0.10 and owns 100,671 (2.8%) of our shares of common stock. He has received US $953.53 (Canadian $1,500) for services rendered to cover incidental expenses over a period of two years for local and long distance telephone calls, faxes, business luncheon meetings, local travel, and consultation services liaison between corporate services providers. Michael Rezac subscribed for @ $0.10 and owns 120,805(3.4%) of our shares of common stock. He has received US $631.35 (Canadian $1,000) for liaison services rendered to cover incidental expenses over a period of two years for local and long distance telephone calls, faxes, business luncheon meetings, local travel.


                             DESCRIPTION OF BUSINESS
                             -----------------------

General
-------

We are an exploration stage company. Our primary objective is to acquire and explore potential diamond projects in Canada that are suitable for advancement into feasibility stage and production.

On June 28, 2002, we entered into an Option Agreement with Diamant Resources Ltd. ("Diamant") a private Canadian company, of which Andrew Reid is the President and a director and Michael Rezac is also a director and officer. Both Andrew Reid and Michael Rezac individually own 1,400,000 common shares of Diamant, representing 23.3% of Diamant. Diamant owns a 100% interest in certain claims groups. It holds 19 subsurface mineral claims as defined by the Mineral Tenure Act in British Columbia Canada, which means Diamant holds the rights to all minerals in the ground on its subsurface mineral claims. The Government of British Columbia is the fee simple owner of the underlying property as the claims are on Crown land. Principle terms of the Interest: It was stipulation that Diamant should and has expend (Canadian) $29,200.00 in assessment work and has paid the Government of British Columbia (Canadian) $2,960.00 in fees per year in an effort to maintain the properties in good standing. Diamant acquired its interest in the mineral claims from an unrelated third party.

Option Agreement
----------------

The consideration to be paid under the terms of the Option Agreement was cash totalling (Canadian) $10,000 providing we will pay for the incurrence of property exploration expenditure giving us the exclusive right and option to acquire a 50% interest in two land packages (the "Claim Groups") totalling 197 units (or 4925 hectares) in the Fort St. John area of British Columbia, Canada. The Beatton and the Alces claim groups have been the subject of reconnaissance level diamond exploration. The option payments and the exploration expenses with the respective performance dates of our option obligations are as follows:

     (a)  Pay Diamant on the 30th day of June 2002 the sum of (Canadian)
          $5,000.00;

     (b)  Pay Diamant on the 30th day of July 2003 the sum of (Canadian)
          $5,000.00;

     (c) by July 25, 2002, pay for and incur Property Expenditures. As of July 31, 2003 financial information, we have paid (Canadian) $7,643.22 to Rio Minerals Ltd., (an unrelated party) which is the costs necessary to commission the preparation of a geological report ("Geological Report") on the properties which is based on the exploration work we conducted in 2002 and the report of Derrick Strickland, dated October 2002 ("Exhibit 5" to this prospectus).


The option agreement provided us the right to terminate the agreement if we were not satisfied with the results and recommendations stated in the completed Phase 1 Geological Report. However, since the October 2002 Geological Report suggests the possible occurrence of kimberlitic indicators on the Claim Groups, we have elected to proceed further with the option.


We are to manage all exploration expenditures on the Claim Groups, which include all costs of acquisition and maintenance of the properties, and all expenditures on exploration of the properties, as well as other costs and expenses of whatsoever kind or nature, including those of a capital nature, incurred or chargeable with respect to the exploration of the properties. In addition, until we have secured fully our interest in the Claim Groups, we are obligated to maintain in good standing the Claim Groups by:

     (a) completing and filing of assessment work or making of payments in lieu thereof ((Canadian) $29,200);

     (b)  paying taxes and rentals ((Canadian) $2,960); and

     (c) performing all other actions necessary to keep the claim groups free and clear of all liens and other charges, (total of (a) and (b) above (Canadian) $32,160).

During the second phase of our exploration under the supervision of Derrick Strickland our Geologist, we plan to find the extent of our samples that were recovered in phase one and to gather larger mini-bulk and bulk samples to enable us to test for potentially marketable diamonds which may exists on our Claim Groups. There is, of course, a substantial risk we may not find diamonds on our Claim Groups.

Before we enter discussions to develop the properties, a diamond deposit must be assessed to determine the total tonnage of diamond bearing material, the average grade of the rock, the estimated size distribution of the diamonds in the deposit and the average value, per carat, of the diamonds. Gathering this information usually takes, as noted in our three phases, a number of years, due to the extreme cold weather conditions and accumulation of snow from November to March, as there can be no exploration on our Claim Groups during those months.

At present, we do not hold any interest in a mineral property that is in production. Our viability and potential success lie in our ability to successfully explore, exploit and eventually generate revenue from the Claim Groups. There can be no assurance that such revenues will be obtained. The exploration of mineral deposits such as ours, involves a high risk over a long period of time, even with careful evaluations, experience and knowledge this long period may persist. It is almost impossible to ensure that the current or proposed exploration programs on the Claim Groups will be profitable or successful. Our inability to locate a viable diamond deposit on our Claim Groups could result in a total loss of our business.

The exploration of our Claim Groups are subject to all of the usual hazards and risks associated with an exploration of this type, which could result to damage to life or property, environmental damage, and possible legal liability for any or all damages. The exploration activities may be subject to prolonged disruptions due to the weather conditions surrounding the location of our Claim Groups. Difficulties, such as unusual or unexpected rock formation encountered by workers but not indicated on a map, or other conditions may be encountered in the gathering of samples and information, and could delay our exploration program. Even though we are at liberty to obtain insurance against certain risks in such amounts we deem adequate, the nature of those risks is such that liabilities could over exceed policy limits or be excluded from coverage. We do not currently carry insurance to protect against these risks and there is no assurance that we will obtain such insurance in the future. There are also risks against which we cannot, or may not elect to insure. The costs, which could be associated with any liabilities, not covered by insurance or in excess of insurance coverage or compliance with applicable laws and regulations may cause substantial delays and require significant capital outlays, adversely affecting our final position, future earnings, and/or competitive positions.


GLOSSARY
--------

In this registration statement, the technical terms used below have the following meanings:

G9 Pyrope Garnet:           Member of the garnet group of minerals.

Diamond Stability Field:    A region consistent with High pressure and
                            temperature (900 to 1400 degrees Celsius) where diamonds are formed.

Indicator Minerals:         Minerals formed together with diamonds at great
                            depths and brought to the surface, is a naturally occurring solid substance having definite chemical composition and characteristic structure, colour and hardness such as stone, sand, salt, or coal, that is extracted or obtained from the ground or water and used in economic activities.

Diamond Inclusion Field:    Area that indicates the existence of diamonds in
                            that particular area.

Chromite:                   Are heavy crystals.

Lamproite:                  A deep volcanic rock, that may bring diamonds from
                            great depths to the surface.

Pyroxenes:                  A natural silicate.

Slave Craton:               One of the oldest rocks known on Earth to occur in
                            the Slave Province.

Fault: A plane surface fracture in a rock-body, caused by brittleness.

Craton: Area of the Earth's crust, which is no longer, affected by mountain building processes and has been stable for the last 1,000 million years.

Diatreme:                   Diatremes typically cut through non-volcanic
                            basement rocks.

Kimberlitic:                are the only known primary sources of diamonds.

Cretaceous:                 The geologic period dating from 144 million years
                            ago to 65 million years ago.

airborne / aero magnetic
magnetic survey:            A survey conducted from the air for the purpose of
                            recording the natural magnetic characteristics of rocks on and below the surface of the earth.

Achaean Craton:             Old and stable parts of the earth crust, formed more
                            than 2.5 billion years ago. Good areas for finding diamond bearing kimberlitic.

Diamond: Diamonds a stone or gem excelling in brilliancy and beautifully play of prismatic colours and remarkable for extreme hardness. Diamonds are formed at great pressures (equivalent to depths of more, than 150 km) and at temperature of about 1,200 to 1,400; volcanoes tap the diamonds from these depths and carry them to the surface in a volcanic explosion.

Gem: A pearl or mineral that has been cut and polished for use as an ornament. Something that is valued for its beauty or perfection.

Reconnaissance Level
Diamond exploration:        The first phase of exploration - usually non-
                            mechanical. This phase consists of till or heavy mineral sampling, geological mapping, ground geophysics, and indicator identification.

                   DESCRIPTION OF PROPERTY & PHYSICAL LOCATION
                   -------------------------------------------

Beatton & Alces
---------------

The Claim Groups consist of two land packages, which are located in the northeast part of British Columbia, Canada in the Peace River Lowlands. The aggregate centre is 25 kilometres northeast of the town of Fort St. John. The Claim Groups are comprised of 197 units for a total of 4,925 hectares. The aggregate centre of the properties is:

          Latitude 56 24 N
          Longitude 120 41 W
          UTM Zone 10: 673000E: 625000N


The following map shows the location of Alces and Beatton claims.

        (Map of British Columbia highlighting the claims described above)

Diamond Formation and Exploration
---------------------------------

Diamonds are formed deep below the earth's surface, typically at depths between 75 and 120 miles in a region known as the upper mantle. Under tremendous temperature and pressure, carbon, an organic mineral, crystallizes into diamonds.

Molten rock known as magma that originates very deep within the earth passes through the upper mantle region that contains diamonds. These diamonds, along with other nearby minerals such as garnets and diopsides, are carried towards the earth's surface by the molten rock. As the magma approaches the earth's surface, an explosive reaction occurs between the molten rock, groundwater and any dissolved gases in the molten rock. A volcanic eruption follows, resulting in the formation of a pipe or vent. At the surface, the molten rock cools and hardens. The hardened rock is known as kimberlitic.

Both of the Claim Groups that we are exploring contain G9 pyrope garnets and chrome diopsides, minerals that are often associated with diamonds. However, while indicator minerals such as garnets and diopsides are usually found in kimberlitic rock that contains diamonds, they are also often found on their own.

History of the Claim Groups
---------------------------

Beatton - In 1996 and 1997, prospectors working in co-operation with TUL
-------
Petroleum Ltd. ("TUL") explored the Peace River area by jet boat looking for kimberlitic diamond indicator minerals. This programme led them to the Beatton and Alces Rivers with the resulting Lucky Jim and neighbouring claims being staked in June of 1996. This area is now known as the "Beatton Claim Group".

In 1996 and 1997, several trips were made up the Beatton River panning the river sediments. An exploration party traveled up the river in the summer of 1996 with screens, panning equipment, and a microscope. Garnet covered beaches were noted on Section 30, Township 85, Range 17 W6M. Samples of river sediments were taken to Calgary, Alberta, Canada for further microscope examination. Some of the samples contained indicator minerals that may suggest the presence of diamonds.

Alces
-----

The Alces area was prospected in 1996. The occurrences of volcanic rocks with irony beds were taken as an indication of ultra mafic weathering. Microscopic observations of samples for garnet, chrome diopside, illmenite, chromite and other kimberlitic and lamproitic indicators were made.

In 1997, an exploration program was conducted to find out if the volcanic clasts which were found in the form of pebbles and cobbles in the Tyran Transport gravel pit located on the Alces claims were the source of diamond indicator garnets and pyroxenes microprobe during the 1996 exploration program.

Loring Laboratories of Alberta, Canada ("Loring") and TUL Petroleums Ltd. ("TUL") picked grains from the lamprophyres for electron microscope analysis. These grains were micro-probed at the University of Alberta and the data was analyzed and plotted by Loring.

The analysis resulted in the recovery of two deep red G-9 pyropes, two chromites, and a number of diamond indicator chrome diopsides. The chromites have not been classified yet as to whether they are of diamond preservation field origin.

The Tyran Transport Gravel Pit produced mantle derived garnets, which have been classified by Loring, according to the Fipkie 1989 classification system, as G-9 pyrope-kimberlitic indicators.

GEOLOGICAL EVALUATION REPORT
----------------------------

Parties Conducting Exploration to date
--------------------------------------

Assessment reports from results of prospectors in 1996 and 1997 working in co-operation with TUL Petroleum Ltd. explored the Peace River area by jet boat looking for kimberlitic diamond indicator minerals, which led them to the Beatton and Alces Rivers with the resulting Lucky Jim and neighbouring claims being staked in June of 1996. The area is now known as the "Beatton Claim Group".

Credentials of persons conducting exploration
---------------------------------------------

Derrick Strickland holds a Bachelor of Science degree in Geology and is a Registered Professional Geologist who has eight years experience in diamond exploration. Derrick Strickland has managed exploration programs in Quebec, Ontario, Alberta, North West Territories, British Columbia, Australia, Finland, United States, and Mauritania.

Robert Paeseler, Derrick Strickland's assistant graduated from the British Columbia Institute of Technology, 1979 in Mining Technology. Robert Paeseler has over 24 years exploration experience in North and South America.

Richard Roe: Geological Technician with over 12 years experience in gold, diamond, platinum group, and base metal exploration. Richard Roe is a sub-contractor that was hired by Rio Minerals Ltd. for sample collection and mineral tenure acquisition. Richard Roe will provide similar work for us.

Christopher Roe: Geological Technician with over 10 years experience in gold, diamond, and base metal exploration. Christopher Roe is a sub-contractor that was hired by Rio Minerals Ltd. for sample collection and mineral tenure acquisition. Christopher Roe will provide similar work for us.

Brian Doubt: Geological Technician with over 15 years experience in gold, diamond, platinum group, and base metal exploration. Brian Doubt is a sub-contractor that was hired by Rio Minerals Ltd. for sample collection and mineral tenure acquisition. Brian Doubt will provide similar work for us.

Locally hired labourers of varying skills and disciplines will also be hired.

Geologist in Vancouver
----------------------

Our consulting geologist in Vancouver, Derrick Strickland B. Sc., MBA, P. Geol. is a Registered Professional Geologist, and an independent contactor ("Derrick Strickland") who has eight years experience in diamond exploration. Derrick Strickland has worked for and has managed junior and major mining exploration programs in Quebec, Ontario, Alberta, North West Territories, British Columbia, Australia, Finland, United States, and Mauritania.


Derrick Strickland recommends a three Phase exploration program, which is based on actual work performed on Diamant's mineral properties and the results of such work. Please see attached Consent and Report of October 2002 as Exhibit "5.1" from Derrick Strickland.


This program is only in the initial stages of exploration, and extensive amounts of later stage work will be required before the company has proven reserves. The proposed program consists of geological mapping and diamond indicator sampling. The recommended work program has been partially completed, which was comprised of the analysis of satellite imaging maps with a view to assessing the mineralization. The anticipated Phase one budget of (Canadian) $88,139.98 to support this initial geological work program is as set out below:

Phase 1
-------

(All Dollar amounts in this Three Phase Table are stated in Canadian currency.
------------------------------------------------------------------------------
Please see "Currency Exchange between United States and Canadian Dollars" on
----------------------------------------------------------------------------
Page 9 of this prospectus.
--------------------------

Personnel:
---------

Project Geologist - 10 days @ $500.00............................... $  5,000.00
Crew chief / Foreman - 10 days @ $400.00 ........................... $  4,000.00
Field technician crew (4 persons): 10 days @ $1275/day ............. $ 12,750.00

Indicator Mineral sampling:
--------------------------

10 @ $1000/sample -heavy mineral separates, indicator counts, analyses............................................................ $ 30,000.00

Rentals:
-------

Two 4x4 Trucks - @ $85/day.......................................... $  1,700.00
One ATV- $65/day ................................................... $    650.00
Microscope ........................................................  $    150.00

Field Expenses:
--------------

Meals, Groceries - 60 man days @ $60.00 ............................ $  3,600.00
Accommodations - 4 rooms @ $85.00 .................................. $  3,400.00
Communications: .................................................... $    150.00
Fuel: .............................................................. $  1,200.00
Field supplies (Consumables): ...................................... $  2,500.00
Maps, Printing and Reproduction: ................................... $    500.00
Sample Shipment .................................................... $    750.00
Mob-Demob: ......................................................... $  2,500.00

Reports: ........................................................... $  5,000.00
-------

SUBTOTAL ........................................................... $ 73,850.00
Contingency - ~10% ................................................. $  7,385.00
Project Management, Administration - 8.5% .......................... $  6,904.98
TOTAL............................................................... $ 88,139.98
-----                                                                -----------


In an effort to unearth the kimberlite bodies in that area, Derrick Strickland, our Geologist, recommends that a further heavy mineral sampling program must be undertaken. This program should consist of taking stream and till samples, regional geology, prospecting, and ice direction studies, ready for shipment to the Saskatchewan Research Council of Saskatoon, Canada.

Based on the work by TUL Petroleum Ltd., we staked these claims with the focus of discovering kimberlite resources. Our initial program had two purposes, to duplicate past anomalous results obtainded by TUL Petroleum Ltd. and to delineate a possible source direction for the anomalous kimberlite indicator materials. In the October 2002 report, of the 29 samples collected, ten were observed and eight proved to be anomalous with sample 119033, "Sample Description Table" confirming TUL Petroleum's initial work. Nineteen samples are pending observation for kimberlitic indicator minerals.

Further ground acquisition must be considered as mineral dispersion trains are developed and possible source areas are identified.

PHASE 2
-------

Personnel:
---------

Project Geologist - 10 days @ $500.00............................... $  5,000.00
Crew chief / Foreman - 10 days @ $400.00 ........................... $  4,000.00
Field technician crew (4 persons): 10 days @ $1275/day ............. $ 12,750.00

Indicator Mineral sampling:
--------------------------

10 @ $1000/sample -heavy mineral separates, indicator counts, analyses ........................................................... $ 30,000.00

Rentals:
-------

Two 4x4 Trucks - @ $85/day.......................................... $  1,700.00
Helicopter - 10 hours @ $1,100/hour.................................   11,000.00
One ATV- $65/day ................................................... $    650.00
Microscope ......................................................... $    150.00

Field Expenses:
--------------

Meals, Groceries - 60 man days @ $60.00 ............................ $  3,600.00
Accommodations - 4 rooms @ $85.00 .................................. $  3,400.00
Communications: .................................................... $    150.00
Fuel: .............................................................. $  1,200.00
Field supplies (Consumables): ...................................... $  2,500.00
Maps, Printing and Reproduction: ................................... $    500.00
Sample Shipment .................................................... $    750.00
Mob-Demob: ......................................................... $  2,500.00

Reports: ........................................................... $  5,000.00
-------

SUBTOTAL ........................................................... $ 84,850.00
Contingency - ~10% ................................................. $  8,485.00
Project Management, Administration - 8.5% .......................... $  7,933.48
TOTAL .............................................................. $101,268.48
-----                                                                -----------

PHASE 3
-------

Personnel:
---------

Project Geologist - 10 days @ $500.00............................... $  5,000.00
Crew chief / Foreman - 10 days @ $400.00 ........................... $  4,000.00
Field technician crew (4 persons): 10 days @ $1275/day ............. $ 12,750.00

Indicator Mineral sampling:
--------------------------

10 @ $1000/sample -heavy mineral separates, indicator counts, analyses ........................................................... $ 30,000.00

Rentals:
-------

Two 4x4 Trucks - @ $85/day.......................................... $  1,700.00
Helicopter - 10 hours @ $1,100/hour.................................   11,000.00
One ATV- $65/day ................................................... $    650.00
Microscope ......................................................... $    150.00

Field Expenses:
--------------

Meals, Groceries - 60 man days @ $60.00 ............................ $  3,600.00
Accommodations - 4 rooms @ $85.00 .................................. $  3,400.00
Communications: .................................................... $    150.00
Fuel: .............................................................. $  1,200.00
Field supplies (Consumables): ...................................... $  2,500.00
Maps, Printing and Reproduction: ................................... $    500.00
Sample Shipment .................................................... $    750.00
Mob-Demob: ......................................................... $  2,500.00

Reports: ........................................................... $  5,000.00
-------

SUBTOTAL ........................................................... $ 84,850.00
Contingency - ~10% ................................................. $  8,485.00
Project Management, Administration - 8.5% .......................... $  7,933.48
TOTAL............................................................... $101,268.48
-----                                                                -----------

Derrick Strickland, P.Geo. has overseen the completion of the initial phase of exploration on the properties, which duplicated and improved on the work previously done by TUL Petroleum and partners in 1996 and 1997, and has recommended that additional indicator mineral sampling be completed in three phases as described above on the work program.

Sampling will consist of our consulting geologist and his assistant gathering samples of rock from property areas with the most potential to host gems and mineralization. This determination is made based on a visual inspection of the rock types on the surface of the property and prior exploration results. All samples gathered would be sent to a laboratory where they are crushed and analysed for gem and mineral content.

In his geological October 2002 report, Derrick Strickland concludes that the decision to proceed with each phase of the exploration program should be contingent upon positive results having been gained from the results of the previous exploration programs.

The phases of the programs as recommended by Derrick Strickland constitute a reconnaissance exploration program, which is only an initial phase of a full exploration effort. If we complete the remaining two phases of our program, and the results and recommendations are positive, we will have to undertake additional and more extensive programs, which might consist of further soil sampling, geophysical surveys, trenching, drilling, and economic feasibility studies before we will be able to identify commercially viable diamond reserves. The expenses to be incurred for these subsequent programs will be significantly higher than the costs set out herein. The costs however will be determined upon the recommendations of Derrick Strickland, a qualified person who will oversee the programs.

Heavy Mineral Sampling
----------------------

During the summer of 2002, 29 samples were collected on the Claim Groups. The samples consisted of 20 stream sediment, five glaciofluvial (gravel pit), and four glacial till samples. The primary objective of the heavy mineral sampling program was to replicate the results of TUL Petroleum and to generate possible new kimberlite indicator mineral anomalies.

Stream and glaciofluvial samples were sieved at +3.5mm with the coarse material being discarded and the -3.5 mm saved for processing. The reason for sieving samples is to increase the weight of the heavy mineral concentrate thus increasing the likelihood of recovering kimberlite indicator minerals. Stream samples are the preferred medium on a reconnaissance scale as it theoretically contains source material from a large geographical area.

Once the samples were reduced to approximately 160 grams in size they were shipped back to Vancouver where our consulting geologist then examined each sample under a binocular microscope and the kimberlite indicator minerals were isolated. These indicator grains were counted, examined for surface abrasions that may be indicative of transportation distance, and saved for additional testing if warranted.

Anomalous kimberlite indicator concentrations were classified and these, together with the abrasion characteristics of the indicator minerals found, and the local ice-flow direction, are used to trace potential kimberlite sources. (Please see Glossary below for explanation of schematic Flow Chart steps)

Kimberlite Indicator Minerals - Till                                  Figure 5
------------------------------------                                  --------
Saskatchewan Research Council Reduction Process
-----------------------------------------------

                ------------------
               |   Field Sample   |
               |    (Weigh Swt)   |
                ------------------                     ------------------------
                         |   Deslime, Wet Screen      | Screening Efficiencies |
                         |  +/- 1.00mm, 0.25mm------> | determined and recorded|
       ------------------|------------------           ------------------------
      |                  |                  |
      v                  v                  v
 ------------      -------------      ------------
|   +1.0mm   |    |1.0mm+0.25mm |    |   -0.25mm  |
|   (Save)   |    | (Weith Mwt) |    |   (Save)   |
 ------------      -------------      ------------     ------------------------
                         |  Shaker Table ------------>| Shake Table Standard   |
                 -----------------                    | (pyropes, Cr-diopsides)|
                |                 |                   | recoveries recorded.   |
                v                 v                    ------------------------
           -----------       -----------
          |  Heavies  |     |   Lights  |
          |           |     |   (Save)  |
           -----------       -----------               ------------------------
                | Dry weigh High Intensity            | Permroll Standard      |
                | Magnetic Separation --------------->| (pyropes, Cr-diopsides)|
        -------------------                           | recoveries recorded.   |
        |                  |                           ------------------------
        v                  v  Remove Ferromags
   -----------        -----------        -----------
  |  Nonmags  |      |    Mags   |----->| Ferromags |
  |  (Save)   |      |           |      |   (Saved) |
   -----------        -----------        -----------
                            |  Magstream @
                            |  +/- SG 3.1 -----------> ------------------------
                  ---------------------               | Magstream Standard     |
                 |                     |              | (pyropes, Cr-diopsides)|
                 v                     v              | recoveries recorded.   |
          ---------------       ---------------        ------------------------
         |   SG < 3.1    |     |               |
         |    (Save)     |     |    SB > 3.1   |
          ---------------       ---------------        ------------------------
    Frantz Magnetic Separation         |              | Frantz Standard
       @ 0.34 amps---------------------|------------->| (Picroilmenites)
                                       |              | recoveries recorded.
                                       |               ------------------------
                       ---------------------------------
                      |                                 |
                      v                                 v
           -------------------               -------------------
          |  Frantz Uppers 1  |             |   Frantz Lowers 1 |
          |    (Weigh Up1)    |             |    (Weigh Lw1)    |
           -------------------               -------------------
                   | Frantz Magnetic                     |
                   | Separation @0.19 amps               | Microscopy
         --------------------------                      |
        |                          |                     |
        v                          v                     v
 ---------------             ---------------      ---------------
|Frantz Uppers 2|           |Frantz Lowers 2|    |   Pyropes     |
|   (Save)      |           |               |    |   Cr Diopsides|
 ---------------             ---------------     |   Eclogites   |
                                    | Microscopy |   Olivines    |
                                    v             ---------------
                             ---------------             |
                            |   Chromites   |            |
                            | Picroilmenites|            |
                             ---------------             |
                                    |                    |
                                     --------------------
                                                   |
                                                   v
                                              -----------
                                             |  Report   |
                                              -----------

                               Flow Chart Glossary
                               -------------------

Field Sample:               Field Sample begins the reducation process of the
                            sample taken by the workers on the property. (Weigh
                            Swt) Sample weight that comes into the lab.

Deslime: Deslime refers to running water over the sample materials to clean out the clay and silt. +1.00mm. 0.2mm - Fractions by size of the sieved samples

---> The horizontal indicator arrows references quality control. The following are examples, which were used by the Saskatchewan Research Council to undergo the reduction process:

                            o   Sizing the original samples by sieving them;
                            o The resulting samples were sent to a shaker table;
                            o   The Heavies (heavier samples) were then passed
                                through a High Intensity Magnetic Separator;
                            o   The Magnetic portion was immersed into a heavy
                                liquid ("SG 3.1" specific gravity);
                            o Any materials with SG greater than 3.1 underwent Frantz Magnetic Separation process @ 0.34 amps;
                            o   The resulting proportions being Frantz Uppers 1
                                (Weight Up1) and Frantz Lower 1 (Weight Lw1);
                            o   The Frantz Uppers 1 were further processed using
                                Frantz Magnetic Separation @ 0.19 amps,
                                resulting in Frantz Lower 2 (Lw2).

|                           The vertical indicator arrows, refers to various
|                           stages of separating the sample materials by using a
v                           Shaker Table then proceeding to use the Frantz
                            standard Electro Magnetic Separation technique.
                            (Please see references below)

Shaker table:               The shaker table shakes the sample and reduces it by
                            a fraction of 4.

Shaker Table
Standard:                   The Shaker Table Standards are a sample fraction
                            used by assayers and mineral processes to check their equipment for efficiency and contamination.

(SAVE): Saved portion of the sample, which is placed in storage.

(weight Mwt):               Sample that is weighed.

(Nonmags (SAVE):            Non-magnetic mineral samples are saved.

Mags:                       Magnetic Minerals.

SG<3.1:                     Specific gravity, less than 3.1.

Heavies:                    Heavies are the heavier material.

Lights:                     Lights are the lighter material.

Dry weigh High
Intensity
Magnetic
separation:                 Dry weigh High Intensity Magnetic separation is when
                            the material is run over a Permroll, which is a rare-earth magnet. The magnetic indicators are then pulled out.

Ferromags:                  Ferromags are magnetite.

Magstream:                  Magstream is a heavy media plant which uses
                            centrifugal force to concentrate the material with a specific gravity greater than 3.1.

Frantz Magnetic
Separator:                  Frantz Magnetic Separator is a magnetic or
                            electrostatic mineral separator process that takes concentrates of the sample material and performs a more precise magnetic separation. This process separates the minerals according to their magnetic properties. Silicates have a lower magnetic field;
                            Diamond indicators have a higher magnetic field.

Frantz Uppers 1
(Weigh Up1):                A highly magnetic fraction of the sample that is
                            weighed.

Frantz lowers 1
(Weigh LW1):                A slightly magnetic fraction of the sample that is
                            weighed

Frantz Uppers 2
(SAVE): A highly magnetic fraction of the sample that is weighed and saved.

Frantz Lowers 2:            A magnetic fraction of the sample.


Chromite:                   A magnesium-rich chromite and is an important
                            accessory mineral in mantle-derived ultramafic rocks and kimberlitic magmas.

Picrolimentite:             A magnesium-rich ilmenite typically found in
                            kimberlitic and represents one of the most important diamond indicator minerals.


E-Pyrope:                   An eclogitic garnet that is calcium and chrome
                            bearing garnets that are typically yellow in colour.

P-Pyrope:                   a peridotitic garnet that is chrome-rich and are
                            typically distinctive from other garnets as they are purple in colour. Gurneys G9 and G10 occur in this group.

Cr. Diopside:               A chrome rich diopside that may be derived from a
                            kimberlite.

Olivine:                    Magnesium-rich olivine found in kimberlite magmas.

Microscopy:                 Microscopy is looking at the minerals under a
                            microscope.

Report:                     Report is the results of the microscopy.


Heavy Mineral Results
---------------------

Twenty-nine samples were collected in the area of the Claim Groups, nineteen of which are pending results. Of the ten observed for kimberlite indicator minerals, eight returned indicator grains.

The minerals useful as indicators for kimberlite and, to a certain extent, in the evaluation of the diamond potential of a kimberlite include peritonitis-pyrope, eulogistic pyrope, chrome-diopside, picro-ilmenite, chromite, and olivine. The preceding are the most commonly used kimberlite indicator minerals, although in rare cases, diamond is abundant enough to be its own indicator. These minerals survive glacial transport, are far more abundant in kimberlite than diamond, and are visually and chemically distinct.


Compliance with Government Regulations
--------------------------------------

We will be required to conduct all mineral exploration activities in accordance with the Mining Act of British Columbia. We will be required to obtain work permits from the British Columbia Ministry of Energy Mines & Resources for any exploration work that results in a physical disturbance to the lands.

We have not and will not be required to obtain a work permit for the first or second phase of this exploration program as these phases will not involve any substantial physical disturbance to the lands itself. However, under the Mining Act, we will be required to undertake remediation work on any work that results in the physical disturbance of the land, which costs will vary according to the degree of physical disturbance. We anticipate that these costs will not exceed more than $10,000.00. We have budgeted for these costs in our third phase program.

If we commence mining operations on the property, we will be required to post bonds and file statements of work with the Ministry of Energy Mines & Resources. The amounts of these costs are not yet known as we do not know the extent of any mining operations that may be undertaken beyond completion of the recommended exploration programs.

An environmental review is not required under the Environmental Assessment Act to proceed with the recommended Phase 1 to 3 exploration programs.

EMPLOYEES
---------

We have no employees as of the date of this prospectus other than our directors. Since consenting to act as directors, Andrew Reid has received (Canadian) $1,500.00 and Michael Rezac has received (Canadian) $1,000.00 for incidental out of pocket services over a two year period.

SUBSIDIARIES
------------

We do not have any subsidiaries.

PATENTS AND TRADEMARKS
----------------------

We do not own, either legally or beneficially, any patents or trademarks.

WORK PLAN OPERATION
-------------------


Our business plan for the next 12 months will consist of further exploration on the properties over which we hold the mineral option. We intend to continue retaining The Saskatchewan Research Council to analyze the results of phase one of our exploration program, and during phase two, to find the extent of the kimberlite indicators, and gather larger mini-bulk and bulk samples. The Saskatchewan Research Council will attempt to conduct further geochemistry tests to locate underground dykes, which are not visible at the surface and magnetic surveys to trace them. During phase two, we intend to continue to collect and analyse samples found on the properties covered by our permits, additionally we will consider further ground acquisition as mineral dispersion trains are developed and possible source areas are identified.

We estimate that we will require approximately Cdn. $102,000 to $130,000 to conduct our exploration program through to early September 2004. These amounts will be used to pay for prospecting and geological mapping, helicopter, accommodations and food for field technician crew, 4 x 4 rental, fuel, field supplies, including fees to our Project Geologist Derrick Strickland of Cdn. $500.00 per day, plus out of pocket expenses, for the days he attends our site. We plan to raise a minimum of Cdn. $102,000 through one or more private offerings pursuant to Rule 506 or Regulation D, or through offshore offerings pursuant to Regulation S. Nothing in this prospectus shall constitute an offer of any securities for sale and such shares when sold will not have been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. If we are unable to raise this amount, we will most likely case all activity related tour exploration program, or at the very least, proceed on a reduced scale. We have to date relied on a small number of investors to provide us with financing for the commencement of our exploration program. The amounts owed to these individuals are payable upon demand.



                                   COMPETITION
                                   -----------

The mining industry is fragmented and very competitive. A high degree of competition exists to obtain favourable mining properties and suitable mining prospects for drilling, exploration and mining operations. We will encounter significant competition from companies presently engaged in the mining industry.

Generally, all of these competitive companies are substantially larger than us and have substantially greater resources and operating histories. For example, major diamond mining competitors include publicly traded companies such as BHP with a current market capitalization of approximately USD $51.8 billion, and Aber Diamond Corporation with a current market capitalization of approximately USD $1.8 billion. Accordingly, there can be no assurance that we will be successful in competing with existing and emerging companies in the mining industry.


                                     MARKET
                                     ------

The potential profitability of our business is significantly affected by changes in the market price of diamonds. The market price for diamonds can fluctuate widely and can be affected by numerous factors beyond our control, including industrial and jewellery demand, expectations with respect to the rate of inflation, the strength of the Canadian Dollar and other currencies, interest rates, forward sales by producers, global or regional political or economic events, the pricing and supply policies of major diamond producers such as DeBeers and production and cost levels in major diamond producing regions. The prices of diamonds sometimes are subject to rapid short-term changes because of speculative activities. The current demand for and supply of diamonds may affect diamond prices, but not necessarily in the same manner as current supply and demand affect the prices of other commodities.


                              AVAILABLE INFORMATION
                              ---------------------

We have filed with the Securities & Exchange Commission this registration statement on Form SB-2 with respect to the common stock offered to be registered. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. Our current position does not require us to deliver an annual report to security holders, however, we will voluntarily send an annual report to our security holders, which will include audited financial statements. For further information with respect to our company and its common stock, see the registration statement and the exhibits and schedules thereto. We are not a reporting company and do not file reports and other information under the Exchange Act with the Securities & Exchange Commission ("SEC"). The public may obtain information on the operation of the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC which you can access directly at http://www.sec.gov/edgar.shtml then hit
                                         ------------------------------
"Search Company Filings" then "Historical EDGAR archives".


                                 AUDIT COMMITTEE
                                 ---------------

The board of directors has not yet established an audit committee or a compensation committee. An audit committee typically reviews, acts on and reports to the board of directors with respect to various auditing and accounting matters, including the recommendations and performance of independent auditors, the scope of the annual audits, fees to be paid to the independent auditors, and internal accounting and financial control policies and procedures. Certain stock exchanges currently require companies to adopt formal written charter that establishes an audit committee that specifies the scope of an audit /committees responsibilities and the means by which it carries out those responsibilities. In order to be listed on any of these exchanges, we will be required to establish an audit committee.

The board of directors have not yet established a compensation committee. Directors currently are not reimbursed for out-of-pocket costs incurred in attending meetings. It is likely that we will adopt a provision for compensating directors in the future.


                                PLAN OF OPERATION
                                -----------------


The following plan of operation should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this registration statement. Also, due to our limited operating history, the financial information presented is unaudited for the three months ended October 31, 2003 and from inception to October 31, 2003. Comparative financial information at July 31, 2003 and from inception to July 31, 2003 is audited and is referenced in the attached auditors' report.

From inception, April 9, 1999 to October 31, 2003 we had a deficit accumulating during the exploration stage of USD $159,496.70. From inception April 9, 1999, we had expended USD $29,180.43 on Legal and Consulting fees; USD $91,238.54 on resource property expenses; USD $19,111.73 accounting fees; USD $18,412.54 on filing fees and office expenses and $1,553.46 Interest and bank charges. These expenses are as set out below:


Bank Charges USD $556.65    Bank service charges.

Consulting Fees USD         $26,070.24 to Kathy Whyte (Former Incorporator) for
$27,780.43                  corporate work on subscription agreements,
                            shareholder services, all office administration, and the administration and preparing of the SB-2
                            Registration Statement.


                            $125.49 to Doug Smith a geologist for evaluating some project data.

                            $631.35 to Mike Rezac (Director) for services rendered.

                            $953.35 to Andrew Reid (Director) for services rendered.

Filing Fees USD $10,308.54  $4,939.54 to Pacific Stock Transfer for transfer agent fees and printing costs.

                            $394.00 to CUSIP Service Bureau for CUSIP fees.

                            4,975.00 to Standard & Poors for market access program.


Interest Expense USD        Accrued interest on note payables of $66,737.
$996.81

Office Expense USD          Charges for office supplies, annual report, name
$8,104.00                   change and courier. State of Nevada, Incorp
                            Services, etc.


Accounting Fees USD         $10,500.00 to Brian Fiddler, CGA for accounting
$19,111.73                  services from inception to July 2002 audit, October
                            2002 quarterly financial statements, January 2003
                            quarterly financial statements and the SB-2
                            Registration Statement.

                            $8,611.73 to LaBonte & Company for the July 2002 audited financial statements and other services.

Legal Fees USD $1,400.00    $400.00 to Stepp Law Group for legal services re:
                            subscription agreements and $1000.00 to Harold P.
                            Gewerter, Esq. for a legal opinion.


Resource Property Expense
USD $91,238.54              $6,917.25 to Diamant Resources Ltd. for the property
                            option agreement, $82,126.94 to Rio Minerals Ltd.
                            for tenure acquisition, diamond indicator sampling, geology, staking and drilling property, assaying costs, travel and camp supplies.


                            $2,194.35 to Saskatchewan Research Council for processing of diamond indicator samples and analyzing drill data.

We are a development stage company and have a minimum amount of cash and have not yet developed any producing mines. We have no history of any earnings. There is no assurance that we will be a profitable company. We presently operate with minimum overheads and need to raise additional funds in the next 12 months either in the forms of loans or by selling our equity.

Our primary activity for the next 12 months will be to further develop the remainder Two Phases, which are only initial phases of a full exploration effort.

The recommended first phase (project) had an anticipated duration of ten days, which progressed to well over 35 days, and consist of heavy mineral separates, indicator counts and analyses of diamond indicator samples. Further stream sediment and glacial till samples must be taken on a regional basis to gain insight of possible indicator distribution and to determine if the results are indicative of the area or if they are anomalous. In addition, further sampling in our next two phases will allow us to develop an understanding of the magnitude of property scale anomalies.

Indicator and grain studies on our samples will be undertaken to understand the nature of the kimberlite itself and its proximity to sample location. Concurrent with the required sampling and ground observations will be the recording of glacial ice movement directions and the prospecting for kimberlite float materials.

The second phase of the program will consist of the collection of thirty diamond indictor samples. This program will utilize 4x4 vehicles and a helicopter. Further stream sediment and glacial till samples must be taken on the regional basis to gain insight of possible indicator distribution and to determine if the results are indicative of the area or if they are anomalous. In addition, further sampling will allow us to develop an understanding of the magnitude of property scale anomalies.

Indicator and grain morphology studies on anomalous samples will be undertaken to understand the nature of the kimberlite itself and its proximity to sample location. Concurrent with the required sampling and ground observations will be the recording of glacial ice movement directions and the prospecting for kimberlite float materials.

Our recommended timeframe for the Phase 2 program is ten days. These ten days are dependant upon our financial position in late 2004.

The third phase of the program will consist of the collection of thirty diamond indicator samples. The program will use 4x4 vehicles as well as helicopter to assist in the collection of the samples. Further stream sediment and glacial till samples must be taken on the regional basis to gain insight of possible indicator distribution and to determine if the results are indicative of the area or if they are anomalous. In addition, further sampling will allow us to develop an understanding of the magnitude of property scale anomalies.

Indicator and grain morphology studies on anomalous samples will be undertaken to understand the nature of the kimberlite itself and its proximity to sample location. Concurrent with the required sampling and ground observations will be the recording of glacial ice movement directions and the prospecting for kimberlite float materials.

Our timeframe for the Phase 3 program is ten days, which is dependant upon our financial position in 2005.

The estimates costs for the above Phases are as set out above under "GEOLOGICAL EVALUATION REPORT - Phase".

We presently seek full-reporting status with the Securities & Exchange Commission, with a view to us being in a more attractive position as regards equity financing, which may result in a substantial dilution to purchasers under such financing.

An airborne magnetometer survey was conducted over the mineral claims. We have also gathered further samples from the Claim Groups for analysis. The samples gathered are currently being analyzed and we expect to receive results by March 2004. If the results are favourable, We will then position ourselves to move forward to Phase Two to gather larger samples, which should enable us to test for kimberlite from dykes or pipes on a much wider scale, which may or may not exists. There is, of course, a substantial risk that we will not find such dykes or pipes that contains kimberlite.

We currently have no plans to purchase or sell any plant or significant equipment.

We do not expect any significant changes in the number of employees.


Results of Operations For Period Ending October 31, 2003
--------------------------------------------------------

We have not earned any revenues from operations from our incorporation on April 9, 1999 to October 31, 2003. Our activities have been financed from proceeds of share subscriptions and loans. We do not anticipate earning revenues until such time as we have entered into the commercial production of our Claim Groups. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our Claim Groups.

Net Loss
--------


From our incorporation on April 9, 1999 to October 31, 2003, we recorded an operating loss of USD $159,496, consisting of consulting fees of USD $27,780; filing fees of USD $7,019 general and administrative expenses of USD $12,946; professional fees of USD USD$20,512 and mineral property expenditures of USD $91,239 relating to our acquisition of an interest in, and our exploration of, the Claim Groups. We did not generate any revenues during these periods. There can be no assurance that we will ever achieve profitability or that revenues will be generated and sustained in the future. We are dependent upon obtaining additional and future financing to pursue our exploration activities.


Liquidity and Further Capital Resources
---------------------------------------


At October 31, 2003, we had assets of USD $3,002 consisting of USD $3,002 cash on hand. Net stockholders' equity (deficiency) was USD $(69,263) at October 31, 2003. We are an exploration stage company and, since inception, have experienced significant changes in liquidity, capital resources and shareholders' equity.

Management has relied upon debt financing from shareholders secured by seven Promissory Notes totalling (Canadian)$88,000, together with interest calculated on the basis of a 365 or 366 day year on the unpaid principal balance from day to day and computed from the date of the Promissory Note until the principal amount is paid completely at Bank of Canada prime rate per annum plus two percent. These notes are payable upon demand to Luigi Lepore (Canadian) $3,000 November 12, 2002; Victorio Dente (Canadian) $5,000 July 3 2003; Enzo D'Amato (Canadian) $5,000 July 5, 2003; Victorio Dente (Canadian) $5,000 July 8, 2003; Luigi Rispoli (Canadian) $5,000 July 21, 2003; Brian Laing (Canadian) $50,000 August 28, 2003 and Luigi Rispoli (Canadian) $10,000 dated October 20, 2003, part of which were used to complete the final stages of our Phase One exploration program for truck rentals, meals, accommodation, communication, field supplies, maps, printing sample shipping, reports and project management, plus out of pocket expenses and the day to day costs associated with this filing. We seek additional equity or debt financing of up to Cdn. $130,000 which we plan to use towards the second phase of our exploration program to be conducted through to early September 2004. If we are not able to get further financing, we may not be able to continue as a going concern and we may have to delay exploration or cease our operations and liquidate our business.


We are conducting this offering, in part, because we believe that a registration of our equity of securities will minimize some of the impediments to capital formation that otherwise exists. By having a registration statement in place, we believe we will be in a better position, either to conduct a future public offering of our securities or to undertake a private placement with registration rights. Registering our shares under the Securities Act will help minimize the liquidity discounts we may otherwise have to take in a future private placement of our equity securities because investors will have a high degree of confidence that the Rule 144(c)(1) public information requirement will be satisfied, and a public market could exist to effect Rule 144(g) broker transactions. We believe that the cost of registering our securities, and undertaking the affirmative disclosure obligations that such a registration entails, will be more than an offset by avoiding deep liquidity discounts in future sales of securities.


                              OPERATIONAL MILESTONE
                              ---------------------

Natural resource exploration, involves a high degree of risk. Very few claims that are explored develop into producing properties. However, we are embarking on utilizing the experience of Derrick Strickland, P.Geo, Geologist, B.Sc., MBA to define exploration targets on our claims. The initial stages of our exploration program may only be performed at least eight months of the year, due to the weather conditions that will prohibit us access to our claims. With the knowledge, experience and careful evaluation by Derrick Strickland, we may not be able to overcome the many risks involved in our natural resource exploration, and we will face the hazards and risks normally affected by an exploration process.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                 ----------------------------------------------

Andrew Reid, our President, Chief Financial Officer and a director, helped with the raising of capital since our organization in April 1999 and has subscribed for and currently owns 100,671 (2.84%) of our shares of common stock. He became an officer and director in June 2002 and to date has received (Canadian) $1,500 (US $953.53) for services rendered to cover incidental expenses over a period of two years, for local and long distance telephone calls faxes, luncheon meetings, local travel, consultation services from corporate service providers. He is currently employed and/or controls Vision Critical Communications Inc., a private Canadian company. Andrew Reid also individually owns 1,400,000 common shares (23.3%) of Diamant Resources Ltd. ("Diamant") a private Canadian company.

Michael Rezac, our Secretary, Treasurer and a director, helped with the raising of capital since our organization in April 1999, and became an officer and director in June 2002 and have received (Canadian) $1,000 (US $631.35) for services rendered to cover incidental expenses over a period of two years, local and long distance telephone calls and faxes, luncheon meetings, local travel. Michael Rezac has subscribed for and currently owns 120,805 shares of our common stock (3.4%). Michael Rezac is also a director and an officer of Diamant, and individually owns 1,400,000 of Diamant's common stock (23.3%).

Our Management owns directly and indirectly 7% of our common stock, and own, directly and indirectly 46.6% of Diamant's common stock, they are in a position to control, or, at the least, influence the election of our directors and are able to influence the operation of our business.


Andrew Reid, our President, CFO and Director, Michael Rezac our Secretary Treasurer determined in our best interest to enter into an Option Agreement dated June 28, 2002 with Diamant. The Option Agreement provides for us to acquire an undivided 50% right title and interest in certain mineral exploration permits from Diamant. Such permits cover 197 Units (or 4925 hectares) in the Fort St. John area of British Columbia, Canada. As a consideration for the option, we have paid Diamant (Canadian) $10,000. In addition, the Option Agreement also provides we will pay for and incur property expenditures on the Claims the expenditures are as follows: (A) pay on the 30th day of June 2002 the sum of (Canadian) $5,000; (B) pay on the 30th day of July 2003 the sum of (Canadian) $5,000; and (C) by July 2002, we will pay and incur property expenditures on the Claims. We believe that the terms of the above transactions are on terms at least as favourable to us as could have been obtained from arms-length negotiations with unrelated third parties.


The partially completed analysis to date has demonstrated the presence of kimberlitic indicator minerals and a high potential to host kimberlitic intrusions. In late Summer 2003 , we have gathered an additional 29 samples from the Claim Groups for analysis. If after analyzing, those samples contain kimberlite, we will then position ourselves to move forward to Phase Two in late spring 2004 to gather larger samples, which should enable us to test for kimberlite from dykes or pipes on a much wider scale, which may or may not exists. There is, of course, a substantial risk that we will not find such dykes or pipes that contains kimberlite. However, if the geological report is not favourable to us, then we will give notice of termination of our Option agreement to Diamant.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
            --------------------------------------------------------

At present there is no public trading market for our securities. We have no common equity subject to outstanding purchase options or warrants, or securities convertible into common equity. Except for this offering, there is no common equity that is being, or has been publicly proposed to be, publicly registered by us.


As of October 31, 2003, there were 3,568,220 shares of our common stock outstanding, held by 35 shareholders of record.


Rule 144 Shares

A total of 415,276 shares of our common stock were eligible for resale to the public after April 12, 2000 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month (3) period a number of shares that does not exceed the greater of:

     1. 1% of the number of shares of the company's common stock then outstanding, which in our case equals approximately 35,019 shares as of the date of this prospectus; or

     2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

Under Rule 144 (k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two (2) years, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are affiliates, hold all of the 415,276 that may be sold pursuant to Rule 144.


                               STOCK OPTION GRANTS
                               -------------------

To date, we have not granted any stock options.

Registration Rights
-------------------

We have not granted registration rights to the selling shareholders or to any other persons. We have opted to cover the registration costs associated with this current filing as management believes that such registration shall aid us in obtaining a public market and thereby raising additional financing for our operations.

Dividends
---------

There are no restrictions in our Articles of Incorporation or By-Laws that prevent us from declaring dividends. To date, we have not declared any dividends, and do not plan to declare any dividends in the foreseeable future.

Executive Compensation
----------------------

The following table provides summary information from inception to July 31, 2003 concerning all compensation, either cash or non-cash, paid or accrued by us to or on behalf of our chief executive officer and president. No officer or employee received a total salary and bonus exceeding $100,000 during the periods reflected.

                             EXECUTIVE COMPENSATION
                             ----------------------

Summary Compensation Table
--------------------------


The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the period from our inception on April 9, 1999 to October 31, 2003.



                               Annual Compensation
                               -------------------

                                    Other      Restricted  Options/LTIP   All
                                    Annual       Stock     SARs  payouts Other
Name       Title   Year  Salary  Bonus  Comp.   Awarded    (#)      ($)   Comp.
--------------------------------------------------------------------------------

A Reid     Pres.,  2002    $0      0      0       0         0        0      0
           CFO &
           Dir.

M. Rezac   Sec/    2002    $0      0      0       0         0        0      0
           Treas/
           Dir

J. Stewart Dir.    2002    $0      0      0       0         0        0      0


As at October 31, 2003, none of our officers or directors had received any form of compensation for services rendered on our behalf, neither has any form of compensation accrued to any officer or director for such services. Although there is no current plan in existence, it is possible that we will adopt a plan to pay or accrue compensation to our officers and directors for services rendered. We have no stock option, retirement, incentive, defined benefit, actuarial, pension or profit- sharing programs for the benefit of directors, officers or other employees, but the board of directors may recommend adoption of one or more such programs in the future.


Employment Consulting Agreements
--------------------------------

We have no employment/consulting contracts or compensatory plan or any arrangement with an executive officer or director. Our directors currently do not receive any cash compensation for their services as members of the board of directors, save and except as mentioned in the "Summary Compensation Table" above. There is no compensation committee, and no compensation policies have been adopted.


                              FINANCIAL STATEMENTS
                              --------------------

Index to Financial Statements:
------------------------------

1.   Report of Independent Chartered Accountants;


2. Financial Statements for the three months ended October 31, 2003 and the fiscal year July 31, 2003, including:


     a.   Balance Sheet

     b.   Statement of Operations

     c.   Statement of Stockholders' Equity

     d.   Statement of Cash Flow

     e.   Notes to Financial Statements

                             STELLAR RESOURCES LTD.
                             ----------------------
                             (Formerly V.I.P.C. COM)
                         (An Exploration Stage Company)

                              FINANCIAL STATEMENTS

                          OCTOBER 31, 2003 (unaudited)

                                AND JULY 31, 2003

















BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENT OF STOCKHOLDERS' EQUITY

STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

        L A B O N T E   &   C O .                     #610 - 938 Howe Street
=========================================             Vancouver, BC  Canada
C H A R T E R E D   A C C O U N T A N T S             V6Z  1N9
=========================================
                                                      Telephone   (604) 682-2778
                                                      Facsimile   (604) 689-2778
                                                      Email:  info@labonteco.com


                                AUDITORS' REPORT
--------------------------------------------------------------------------------


To the Stockholders and Board of Directors of Stellar Resources Ltd.

We have audited the balance sheet of Stellar Resources Ltd.  (formerly  V.I.P.C.
Com) (an exploration stage company) as at July 31, 2003 and the statements of operations, stockholders' equity and cash flows for the years ended July 31, 2003 and 2002 and for the period from April 9, 1999 (inception) to July 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at July 31, 2003 and the results of its operations and its cash flows and the changes in stockholders' equity for the years ended July 31, 2003 and 2002 and for the period from April 9, 1999 (inception) to July 31, 2003 in accordance with United States generally accepted accounting principles.

                                                                 "LaBonte & Co."

                                                           CHARTERED ACCOUNTANTS


Vancouver, B.C.
August 31, 2003

COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA-UNITED STATES REPORTING DIFFERENCES
--------------------------------------------------------------------------------

In the United States, reporting standards for auditors' would require the addition of an explanatory paragraph following the opinion paragraph when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in Note 1. Our report to the Stockholders and Board of Directors dated August 31, 2003 is expressed in accordance with Canadian reporting standards which do not permit a reference to such conditions and events in the auditors' report when these are adequately disclosed in the financial statements.

                                                                 "LaBonte & Co."
                                                           CHARTERED ACCOUNTANTS

Vancouver, B.C.
August 31, 2003

                             STELLAR RESOURCES LTD.
                             ----------------------
                             (Formerly V.I.P.C. COM)
                         (An Exploration Stage Company)

                                 BALANCE SHEETS
                                 --------------


                                                                     October 31,         July 31,
                                                                         2003              2003
====================================================================================================
                                                                     (unaudited)
                                   ASSETS
                                   ------

CURRENT ASSETS
   Cash                                                             $       3,002     $       2,459
   Prepaids (Note 3)                                                            -            10,678
----------------------------------------------------------------------------------------------------

                                                                    $       3,002     $      13,137
====================================================================================================


               LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
               ----------------------------------------------

CURRENT LIABILITIES
   Accounts payable and accrued liabilities                         $       4,531     $       4,531
   Notes payable (Note 4)                                                  67,734            20,099
----------------------------------------------------------------------------------------------------

                                                                           72,265            24,630
----------------------------------------------------------------------------------------------------

CONTINGENCIES (Note 1)

STOCKHOLDERS' EQUITY (DEFICIENCY)
   Capital stock (Note 5)
      Common stock $.001 par value; 200,000,000 shares authorized
      3,568,220 (2003 - 3,568,220) issued and outstanding                   3,568             3,568
   Additional paid-in capital                                              86,665            86,665
   Deficit accumulated during the exploration stage                      (159,496)         (101,726)
----------------------------------------------------------------------------------------------------

                                                                          (69,263)          (11,493)
----------------------------------------------------------------------------------------------------

                                                                    $       3,002     $      13,137
====================================================================================================
















    The accompanying notes are an integral part of these financial statements

                             STELLAR RESOURCES LTD.
                             ----------------------
                             (Formerly V.I.P.C. COM)
                         (An Exploration Stage Company)

                            STATEMENTS OF OPERATIONS
                            ------------------------



                                                  Three Months                                         April 9, 1999
                                                     Ended                                             (inception) to
                                                  October 31,        Year ended        Year ended       October 31,
                                                      2003         July 31, 2003     July 31, 2002          2003
=====================================================================================================================
                                                  (unaudited)                                           (unaudited)

  EXPENSES
     Consulting fees                             $       5,799     $      16,182     $       5,000     $      27,780
     Filing fees                                             -             5,255               114             7,019
     General and administrative                          4,662             7,237             1,047            12,946
     Professional fees                                       -            13,942             6,070            20,512
     Mineral property expenditures                      47,309            12,207            31,722            91,239
---------------------------------------------------------------------------------------------------------------------

  NET LOSS FOR THE PERIOD                        $     (57,770)    $     (54,823)    $     (43,953)    $    (159,496)
=====================================================================================================================



  BASIC NET LOSS PER SHARE                       $       (0.02)    $       (0.02)    $       (0.01)
===================================================================================================

  WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING                                 3,568,220         3,449,559         3,000,000
===================================================================================================
























    The accompanying notes are an integral part of these financial statements

                             STELLAR RESOURCES LTD.
                             ----------------------
                             (Formerly V.I.P.C. COM)
                         (An Exploration Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY
                        ---------------------------------

          FOR THE PERIOD APRIL 9, 1999 (INCEPTION) TO OCTOBER 31, 2003

                                                                                                          Deficit
                                                                                                        Accumulated
                                                                           Additional       Share          during
                                                    Common stock            Paid in     Subscriptions   Exploration
                                                Shares        Amount        Capital        Received        Stage          Total
===================================================================================================================================


Issuance of common stock for cash at $0.001
     per share - April 12, 1999                3,000,000   $     3,000    $         -    $         -    $         -    $     3,000

Net loss, April 9, 1999
     (inception) to July 31, 1999                      -             -              -              -         (2,090)        (2,090)
-----------------------------------------------------------------------------------------------------------------------------------

Balance, July 31, 1999                         3,000,000         3,000              -              -         (2,090)           910

Net loss, year ended July 31, 2000                     -             -              -              -           (680)          (680)
-----------------------------------------------------------------------------------------------------------------------------------

Balance, July 31, 2000                         3,000,000         3,000              -              -         (2,770)           230

Net loss, year ended July 31, 2001                     -             -              -              -           (180)          (180)
-----------------------------------------------------------------------------------------------------------------------------------

Balance, July 31, 2001                         3,000,000         3,000              -              -         (2,950)            50

Subscriptions received                                 -             -              -         35,981              -         35,981

Net loss, year ended July 31, 2002                     -             -              -              -        (43,953)       (43,953)
-----------------------------------------------------------------------------------------------------------------------------------

Balance, July 31, 2002                         3,000,000         3,000              -         35,981        (46,903)        (7,922)

Issuance of common stock for cash at $0.10
     per share - October 2, 2002                 365,476           365         36,182        (35,981)             -            566
Issuance of common stock for cash at $0.10
     per share - October 2, 2002                 120,496           121         30,003              -              -         30,124
Issuance of common stock for cash at $0.25
     per share - October 15, 2002                 16,000            16          3,984              -              -          4,000
Issuance of common stock for cash at $0.25
     per share - January 9, 2003                  20,000            20          4,980              -              -          5,000
Issuance of common stock for cash at $0.25
     per share - March 21, 2003                   46,248            46         11,516              -              -         11,562

Net loss, year ended July 31, 2003                     -             -              -              -        (54,823)       (54,823)
-----------------------------------------------------------------------------------------------------------------------------------

Balance, July 31, 2003                         3,568,220         3,568         86,665              -       (101,726)       (11,493)

Net loss, period ended October 31, 2003
     (unaudited)                                       -             -              -              -        (57,770)       (57,770)
-----------------------------------------------------------------------------------------------------------------------------------

Balance, October 31, 2003 (unaudited)          3,568,220   $     3,568    $    86,665    $         -    $  (159,496)       (69,263)
===================================================================================================================================






    The accompanying notes are an integral part of these financial statements

                             STELLAR RESOURCES LTD.
                             ----------------------
                             (Formerly V.I.P.C. COM)
                         (An Exploration Stage Company)

                            STATEMENTS OF CASH FLOWS
                            ------------------------



                                                       Three Months                                         April 9, 1999
                                                          Ended                                             (inception) to
                                                       October 31,        Year ended        Year ended       October 31,
                                                           2003         July 31, 2003     July 31, 2002          2003
==========================================================================================================================
                                                       (unaudited)                                           (unaudited)
CASH FLOWS FROM OPERATING
  ACTIVITIES
  Net loss for the period                             $     (57,770)    $     (54,823)    $     (43,953)    $    (159,496)
  Changes in working capital assets and liabilities
       Prepaids                                              10,678           (10,678)                -                 -
       Accounts payable                                           -            (5,186)            9,717             4,531
       Accrued interest                                         830               167                 -               997
--------------------------------------------------------------------------------------------------------------------------

NET CASH FLOWS USED IN OPERATING
  ACTIVITIES                                                (46,262)          (70,520)          (34,236)         (153,968)
--------------------------------------------------------------------------------------------------------------------------


CASH FLOWS FROM FINANCING
  ACTIVITIES
  Common stock sales and subscriptions                            -            51,252            35,981            90,233
  Notes payable                                              41,503            19,932                 -            61,435
--------------------------------------------------------------------------------------------------------------------------

NET CASH FLOWS FROM FINANCING
  ACTIVITIES                                                 41,503            71,184            35,981           151,668
--------------------------------------------------------------------------------------------------------------------------

EFFECT OF EXCHANGE RATE CHANGES                               5,302                 -                 -             5,302
--------------------------------------------------------------------------------------------------------------------------

INCREASE IN CASH                                                543               664             1,745             3,002

CASH, BEGINNING OF PERIOD                                     2,459             1,795                50                 -
--------------------------------------------------------------------------------------------------------------------------

CASH, END OF PERIOD                                   $       3,002     $       2,459     $       1,795     $       3,002
==========================================================================================================================















    The accompanying notes are an integral part of these financial statements

                             STELLAR RESOURCES LTD.
                             ----------------------
                             (Formerly V.I.P.C. COM)
                         (An Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                 OCTOBER 31, 2003 (unaudited) AND JULY 31, 2003
--------------------------------------------------------------------------------


NOTE 1 - NATURE OF CONTINUED OPERATIONS AND BASIS OF PRESENTATION
--------------------------------------------------------------------------------

The Company was incorporated in the State of Nevada on April 9, 1999 and is in the exploration stage of its mineral property exploration and development. Effective January 6, 2003 the Company changed its name from V.I.P.C. Com to Stellar Resources Ltd. To date, the Company has not generated any revenues from operations and has a working capital and stockholders' deficiency of $69,263 at October 31, 2003. The Company's continuance of operations and movement into an operating basis are contingent on raising additional working capital, and on the future development of its mineral property interest. Accordingly, these factors raise substantial doubt about the Company's ability to continue as a going concern. The Company is currently negotiating with several parties to provide equity financing sufficient enough to finance additional exploration work and provide working capital for the next twelve months.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

Mineral property costs
----------------------
Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves are quantified. To date the Company has not established any proven reserves on its mineral properties.

Loss Per Share
--------------
Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings per share reflects the potential dilution of securities that could share in the earnings of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Financial Instruments
---------------------
The fair value of the Company's financial assets and financial liabilities approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The Company is not currently exposed to any significant credit risk or currency risk.

Use of Estimates
----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Stock-Based Compensation
------------------------
In December 2002, the Financial Accounting Standards Board issued Financial Accounting Standard No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS No. 148"), an amendment of Financial Accounting Standard No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"). The purpose of SFAS No. 148 is to: (1) provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, (2) amend the disclosure provisions to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation, and (3) to require disclosure of those effects in interim financial information. The disclosure provisions of SFAS No. 148 were effective for the Company for the year ended December 31, 2002. As the Company did not grant any stock options during the period no pro-forma disclosure has provided.

Foreign Currency Translation
----------------------------
The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

STELLAR RESOURCES LTD.
----------------------
(Formerly V.I.P.C. COM)
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
-----------------------------
OCTOBER 31, 2003 (unaudited) AND JULY 31, 2003
--------------------------------------------------------------------------------


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)
--------------------------------------------------------------------------------

The Company has elected to continue to account for stock options granted to employees and officers using the intrinsic value based method in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", ("APB No. 25") and comply with the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148 as described above. Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company's stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period. In addition, with respect to stock options granted to employees, the Company provides pro-forma information as required by SFAS No. 123 showing the results of applying the fair value method using the Black-Scholes option pricing model. In accordance with SFAS No. 123, the Company applies the fair value method using the Black-Scholes option-pricing model in accounting for options granted to consultants.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No.
96-18. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

The  Company  has  also  adopted  the  provisions  of the  Financial  Accounting
Standards  Board  Interpretation  No.44,  Accounting  for  Certain  Transactions
Involving Stock Compensation - An Interpretation of APB Opinion No. 25 ("FIN 44"), which provides guidance as to certain applications of APB 25. FIN 44 is generally effective July 1, 2000 with the exception of certain events occurring after December 15, 1998.

Income Taxes
------------
The Company follows the liability method of accounting for income taxes. Under this method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Future tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Recent Accounting Pronouncements
--------------------------------

In June 2001, the FASB issued SFAS No. 143 "Accounting for Asset Retirement Obligations" which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets. SFAS 143 is effective for fiscal years beginning after June 15, 2002. As at July 31, 2003, any potential costs relating to the retirement of the Company's mineral property interest are not yet determinable.

In August 2001, the FASB issued SFAS 144 "Accounting for the Impairment or Disposal of Long-Lived Assets". This statement addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of. Under SFAS 144, the Company is required to test for recoverability of long-lived assets and when the carrying amount of an asset exceeds its fair value, and impairment loss is recognized. SFAS 144 is effective for fiscal years beginning after December 15, 2001. The adoption of this standard has not had any impact on the Company's financial position or results of operations and as October 31, 2003, the Company has not recorded any impairments of long-lived assets.

STELLAR RESOURCES LTD.
----------------------
(Formerly V.I.P.C. COM)
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
-----------------------------
OCTOBER 31, 2003 (unaudited) AND JULY 31, 2003
--------------------------------------------------------------------------------


NOTE 3 - MINERAL PROPERTY
--------------------------------------------------------------------------------

By an agreement dated June 28, 2002 with Diamant Resources Ltd., a company with a director in common, the Company acquired an option to acquire a 50% interest in certain mineral claims located in the Fort St. John region of British Columbia, Canada. In order to earn a 50% interest, the Company must pay US$3,298 (C$5,000) by June 30, 2002 (paid), US$3,619 (C$5,000) by July 30, 2003 (paid), and must incur certain other property expenditures. As at July 31, 2003 the Company had made advances towards its work program of $10,678 which had been recorded as prepaid expenses. As of October 31, 2003, the Company has satisfied all the requirements and has earned its 50% interest in all the mineral claims listed in the agreement by completing an initial diamond exploration program at a cost of US$91,239 (unaudited).


NOTE 4 - NOTE PAYABLE
--------------------------------------------------------------------------------

The Company has received loans of $66,736 (unaudited) (July 31, 2003 - $20,099) secured by demand promissory notes bearing interest at the Bank of Canada prime rate plus 2%. To October 31, 2003 $997 (unaudited) of interest has been accrued in connection with these loans.


NOTE 5 - CAPITAL STOCK
--------------------------------------------------------------------------------

On April 12, 1999 3,000,000 shares were issued for proceeds of $3,000.

As at July 31, 2002 the Company had received subscriptions of $35,981 towards the issuance of 359,810 shares at $0.10 per share.

During October, 2002 the Company issued of 365,476 shares at $.10 per share and 136,496 shares at $.25 per share for proceeds of $70,672 of which $35,981 had been received at July 31, 2002. In January, 2003 the Company issued 20,000 shares at $0.25 per share for proceeds of $5,000 and 46,248 shares at $0.25 per share for proceeds of $11,561 in March 2003.


NOTE 6 - RELATED PARTY TRANSACTIONS
--------------------------------------------------------------------------------

During the year ended July 31, 2003 the Company incurred $1,585 in consulting fees to the President and a Company director (2002 - nil). During the three months ended October 31, 2003 the Company had no related party transactions.

Refer to Note 3.


NOTE 7 - INCOME TAXES
--------------------------------------------------------------------------------

The Company has incurred operating losses from inception to October 31, 2003 of approximately $160,000 (unaudited) which expire between the years 2014 - 2018 and which may be available to offset future taxable income. The Company has adopted FASB No. 109 for reporting purposes. The potential tax benefit of these losses has not been recorded as a full deferred tax asset valuation allowance has been provided due to the uncertainty regarding the realization of these losses.

Changes in Disagreements With Accounts of Accounting and Financial Disclosure
-----------------------------------------------------------------------------

We have no changes in or disagreements with our accountants, LaBonte & Co.

Other Expenses of Issuance and Distribution
-------------------------------------------

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee            $      00.00
Transfer Agent Fees                                            $   1,500.00
Accounting Fees and Expenses                                   $   5,000.00
Legal Fees and Expenses                                        $  20,000.00
Edgar Filing Fees                                              $   1,000.00

Total                                                          $  27,500.00

All the above amounts are estimated save and except for the Securities and Exchange Commission's registration fee.

No portion of the above expenses will be borne by the selling shareholders, however, the selling shareholders will pay any other expenses incurred in selling their common stock, including any brokerage commission or costs of sale.


                     RECENT SALES OF UNREGISTERED SECURITIES
                     ---------------------------------------

On April 12, 1999, we issued 3,000,000 shares of common stock at a price of $0.001 per share to 22 purchasers for total proceeds of $3,000. These shares were issued in accordance with Regulation S of the Securities Act of 1933, as amended (the "Securities Act") and in compliance with Rule 904 pursuant to the Securities Act. All offers and sales in connection with the shares sold are pursuant to Regulation S as defined by Item 902(h)of Regulation S. No direct selling efforts were made in the United States of America.

Between June 28, and October 2, 2002, we issued 365,476 shares of our common stock at a price of $0.10 per share to five (5) purchasers for total proceeds of $36,547.60. These shares were issued in accordance with Regulation S of the Securities Act of 1933, as amended (the "Securities Act") and in compliance with Rule 904 pursuant to the Securities Act. All offers and sales in connection with the shares sold are pursuant to Regulation S as defined by Item 902(h)of Regulation S. No direct selling efforts were made in the United States of America. None of the investors in the placement are registering their shares in this SB-2 offering.

Between August and October 11, 2002, we issued 136,496 shares of common stock at a price of $0.25 per share to six (6) purchasers for total proceeds of $34,124. These shares were issued in accordance with Regulation S of the Securities Act of 1933, as amended (the "Securities Act") and in compliance with Rule 904 pursuant to the Securities Act. All offers and sales in connection with the shares sold are pursuant to Regulation S as defined by Item 902(h)of Regulation
S. No direct selling efforts were made in the United States of America. None of the investors in the placement are registering their shares in this SB-2 offering.

Between October 31 and January 31, 2003 a further 46,248 common shares were authorized to issue @ $0.25 for further proceeds of $1,562.00. These shares were issued in accordance with Regulation S of the Securities Act of 1933, as amended (the "Securities Act") and in compliance with Rule 904 pursuant to the Securities Act. All offers and sales in connection with the shares sold are pursuant to Regulation S as defined by Item 902(h)of Regulation S. No direct selling efforts were made in the United States of America. None of the investors in the placement are registering their shares in this SB-2 offering.

In March 2003 a further 20,000 common shares were authorized to be issued @ $0.25 for further proceeds of $5,000.00. These shares were issued in accordance with Regulation S of the Securities Act of 1933, as amended (the "Securities Act") and in compliance with Rule 904 pursuant to the Securities Act. All offers and sales in connection with the shares sold are pursuant to Regulation S as defined by Item 902(h)of Regulation S. No direct selling efforts were made in the United States of America. None of the investors in the placement are registering their shares in this SB-2 offering.

Each purchaser receiving "Regulation S" shares, represented to us that he/she was a non-US person as defined under Regulation S. Each purchaser represented his/her intention to acquire the securities for investment purposes only and not with a view toward distribution. The appropriate legends were affixed to the stock certificates issued to each purchaser. Each person was also given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.


Management has relied upon debt financing from shareholders secured by seven Promissory Notes totalling (Canadian)$88,000, together with interest calculated on the basis of a 365 or 366 day year on the unpaid principal balance from day to day and computed from the date of the Promissory Note until the principal amount is paid completely at Bank of Canada prime rate per annum plus two percent. These notes are payable upon demand to Luigi Lepore (Canadian) $3,000 dated November 12, 2002; Victorio Dente (Canadian) $5,000 July 3, 2003; Enzo D'Amato (Canadian) $5,000 July 5, 2003; Victorio Dente (Canadian) $5,000 July 8, 2003; Luigi Rispoli (Canadian) $5,000 July 21, 2003; and Brian Laing (Canadian) $50,000 August 28, 2003 and Luigi Rispoli (Canadian) $10,000 October 20, 2003.

                                    EXHIBITS
                                    --------

Exhibit Number          Description
--------------          -----------


    3.1                 Articles of Incorporation*
    3.2                 By-Laws*
    4.1                 Sample Share Certificate*
    5.1 Opinion of Harold P. Gewerter, Esq., Ltd. with consent to use
   10.1                 Option Agreement dated June 28, 2002*
   10.2                 Promissory Note - July 3, 2003
   10.3                 Promissory Note - July 5, 2003
   10.4                 Promissory Note - July 8, 2003
   10.5                 Promissory Note - July 21, 2003
   10.6                 Promissory Note - August 28, 2003
   10.7                 Promissory Note - October 20, 2003
   10.8                 Promissory Note - November 12, 2002
   23.1                 Consent of LaBonte & Co. Chartered Accountants
   23.2 Consent to reviewed document and of Consent of recommendation of Derrick Strickland, P. Geo. Dated December 11, 2003.


*  previously filed


                                  UNDERTAKINGS
                                  ------------

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person on the Registrant in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Undersigned Registrant hereby undertakes:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to;

          (i) Include any prospectus required by Section 10(a)(3) for the Securities Act of 1933, as amended (the "Securities Act");
          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement; and
          (iii) Include any additional changed material information on the plan of distribution.

     (2) For determining the liability under the Securities Act, treat each such post-effective amendment as a new registration statement for the securities offered, and the offering of the securities at that time to be the initial BONA FIDE offering thereof.

     (3) File a post-effective amendment to remove from registration any of the securities, which remain unsold at the end of the offering;

     (4) Provide to the transfer agent at the closing, certificates in such denominations and registered in such names as are required by the transfer agent to permit prompt delivery to each purchaser. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed.

Insofar as indemnification for liabilities arising under the securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defence of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel, settle the matter by controlling precedent, submit to a court or appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Surrey, Province of British Columbia, on December 15, 2003.


                                                 STELLAR RESOURCES LTD.

                                                 By: /s/ Andrew Reid
                                                 ------------------------------
                                                 Andrew Reid, President, Chief
                                                 Financial Officer and Director


                                                 By: /s/ Michael Rezac
                                                 ------------------------------
                                                 Michael Rezac, Secretary,
                                                 Treasurer and Director


                                                 By: /s/ Jon Stewart
                                                 ------------------------------
                                                 Jon Stewart, Director

                                POWER OF ATTORNEY
                                -----------------

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Andrew Reid, his true and lawful attorney in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre - or - post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or nay one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, the following persons in their capacities and on the dates stated signed this registration statement.

SIGNATURE              CAPACITY IN WHICH SIGNED               DATE


/s/ Andrew Reid        President, Chief Financial Officer
----------------
Andrew Reid            and Director                           December 15, 2003


/s/ Michael Rezac      Secretary/Treasurer and
----------------
Michael Rezac          Director                               December 15, 2003


/s/ Jon Stewart        Director                               December 15, 2003
----------------
Jon Stewart





Until 90 days following the effectiveness of this Form SB-2, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The selling shareholders are required to sell our shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.
















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